EXHIBIT 4(C)


              ----------------------------------------------------
                             DATED 24 FEBRUARY 1999


                              DEED OF COMMON TERMS


                      TXU Australia Holdings (AGP) Pty Ltd
                        TXU Australia (LP) No. 1 Limited
                        TXU Australia (LP) No. 2 Limited
                   (as the "CORE BORROWERS" and as "OBLIGORS")
                       Each of the companies specified in
                                   schedule 1
                                  ("OBLIGORS")
                             Texas Utilities Company
                                    ("TEXAS")
                 Each of the financial institutions specified in
                                   schedule 2
                                 ("FINANCIERS")
                 Each of the financial institutions specified in
                                   schedule 3
                            ("HEDGE COUNTERPARTIES")
                                 Citibank, N.A.
                              BA Australia Limited
                           Westpac Banking Corporation
                              ("JUNIOR FINANCIERS")
                         National Australia Bank Limited
                              ("FACILITY A AGENT")
                         National Australia Bank Limited
                              ("FACILITY B AGENT")
                       Chase Securities Australia Limited
                              ("FACILITY D AGENT")
                         National Australia Bank Limited
                                   ("TRUSTEE")

                            MALLESONS STEPHEN JAQUES
                                   Solicitors
                                     Rialto
                               525 Collins Street
                               Melbourne Vic 3000
                           Telephone (61 3) 9643 4000
                              Fax (61 3) 9643 5999
                                DX 101 Melbourne
                                    Ref: JLC


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                                                                               1
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CONTENTS       DEED OF COMMON TERMS
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               1 INTERPRETATION                                                2


               2 DECLARATION OF TRUST                                         26


               3 DUTIES, POWERS AND RIGHTS OF TRUSTEE                         27

                    Authority of Trustee                                      27
                    Extent of authority and obligations                       27
                    Senior Creditors bound                                    27
                    Excluded roles and duties                                 27
                    After consultation and instructions                       28
                    Matters requiring instructions from all Senior
                         Creditors                                            28
                    Matters requiring instructions from a Majority of Senior
                         Creditors                                            29
                    Matters requiring instructions from relevant Senior
                         Creditors                                            29
                    Overriding instructions                                   30
                    Without consultation or instructions                      30
                    Trustee's actions                                         30
                    Senior Creditor's instructions                            30
                    Trustee's obligations                                     31
                    Trustee's awareness of certain events                     31
                    Trustee may assume compliance                             32
                    Limit on disclosure obligations                           32
                    No further obligations                                    32
                    Individual responsibility of Senior Creditors             32
                    Exoneration of Trustee                                    32
                    Trustee in capacity of a Senior Creditor                  33
                    Trustee dealing in different capacities                   33
                    Restriction on Senior Creditors exercising rights         33
                    Notice of transfer                                        34
                    Senior Creditor to pay over amounts received directly     34
                    Pro-rata refunds                                          34
                    Proceeds of litigation                                    34
                    Amendment to Deed                                         35
                    Senior Creditors to indemnify against non-payment         35
                    The Core Borrowers' back-to-back indemnity                35
                    Funds before acting                                       36
                    If a Senior Creditor does not fund                        36
                    Core Borrowers' costs obligation not affected             36
                    Compliance may be assumed                                 37
                    Trustee is not responsible for Senior Creditor's breach   37
                    Delegation by Trustee                                     37
                    Duties when delegating                                    37
                    Responsibility for delegates                              37
                    Trustee may rely on communications and opinions           37
                    Force majeure                                             37
                    No responsibility for force majeure                       38
                    Authority to Execute                                      38

               4 SUBORDINATION                                                38

                    Subordination                                             38
                    Rights and obligations following an Event                 38


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                                                                               2
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                    Junior Creditor Undertakings                              39
                    Permitted Junior Creditor Payments                        39
                    Obligors                                                  40
                    Revocation of Approvals                                   41
                    Preservation of Senior Creditor's Rights                  41
                    Power of Attorney                                         43
                    Application as between Junior Finance Debt and Texas
                         Indemnity                                            44
                    Texas Guarantee                                           44
                    Corporations Law                                          44
                    Obligors                                                  44
                    Texas                                                     44

               5 REPRESENTATIONS AND WARRANTIES                               45

                    Representations and warranties                            45
                    Continuation of representations and warranties            49

               6 UNDERTAKINGS                                                 50

                    General undertakings                                      50
                    Core Borrower's and Eastern's Hedge Undertakings          58
                    Accession of Hedge Counterparties                         59
                    Undertaking of Hedge Counterparties                       59
                    Notification of Hedge Exposures                           60
                    Negative Undertakings                                     60
                    Financial Undertakings                                    66
                    Distributions                                             66

               7 [DELETED]                                                    68


               8 DEFAULT                                                      68

                    Events of default                                         68
                    Consequences of default                                   73

               9 DISTRIBUTION OF RECOVERED MONEY                              74


               10 REPLACEMENT OF TRUSTEE                                      75

                    Removal of Trustee                                        75
                    Retirement                                                76

               11 LIMITATION ON LIABILITY                                     76

                    Limitation on liability                                   77

               12 COSTS, CHARGES, EXPENSES AND INDEMNITIES                    77

                    What the Core Borrowers agree to pay                      77
                    Indemnity                                                 78
                    Items included in loss, liability and Costs               78
                    Payment of employees' losses                              79
                    Currency conversion on judgment debt                      79
                    Trustee fees                                              79

               13 NOTICES                                                     79

                    Form                                                      79
                    Waiver of notice period                                   80

               14 CHANGE IN CREDITORS                                         80


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                                                                               3
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                    New Senior Creditor                                       80
                    New Junior Creditor                                       81
                    Change in Senior Creditors                                81
                    Change in Junior Creditor                                 82
                    Effect of Accession                                       82
                    Authority                                                 82
                    Restriction on Senior Creditors                           83
                    New Junior Creditor - condition precedent                 83
                    Notice of Change                                          83

               15 GENERAL                                                     83

                    Set-off                                                   83
                    Certificates                                              83
                    Prompt performance                                        84
                    Discretion in exercising rights                           84
                    Consents                                                  84
                    Partial exercising of rights                              84
                    No liability for loss                                     84
                    Conflict of interest                                      84
                    Remedies cumulative                                       84
                    Rights and obligations are unaffected                     84
                    Indemnities                                               84
                    Variation and waiver                                      84
                    Confidentiality                                           85
                    Further steps                                             85
                    Inconsistent law                                          85
                    Supervening legislation                                   85
                    Time of the essence                                       86
                    Counterparts                                              86
                    Serving documents                                         86
                    Consent by Obligors                                       86

               16 GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS          86


               1 DEFINITIONS AND INTERPRETATION                              100

                    Definitions                                              100
                    Interpretation                                           100

               2 SUBORDINATION                                               100


               3 LAWS                                                        101



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                                                                               1
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                              DEED OF COMMON TERMS

DATE:                             24 February 1999

PARTIES: TXU AUSTRALIA HOLDINGS (PARTNERSHIP) LIMITED PARTNERSHIP a limited partnership formed and registered under the Partnership Act 1958 of Victoria, the general partner of which is:
                              TXU AUSTRALIA HOLDINGS (AGP) PTY LTD (ACN 086 014
                              931) having an office at Level 17, 452 Flinders Street, Melbourne, Victoria; and the limited partners of which are:
                              TXU AUSTRALIA (LP) NO. 1 LIMITED (ARBN 086 406
                              733), a company incorporated under the laws of England and Wales and having its registered office at Kempson House, Camomile Street, London EC3A 7AN; and
                              TXU AUSTRALIA (LP) NO. 2 LIMITED (ARBN 086 406
                              724), a company incorporated under the laws of England and Wales and having its registered office at Kempson House, Camomile Street, London EC3A 7AN (as the "CORE BORROWERS" and as "OBLIGORS")
                              EACH OF THE COMPANIES SPECIFIED IN SCHEDULE 1 ("OBLIGORS")
                              TEXAS UTILITIES COMPANY having an office at Energy Plaza, 1601 Byran Street, Dallas, Texas 75201, United States of America ("TEXAS")
                              EACH OF THE FINANCIAL INSTITUTIONS SPECIFIED IN
                              SCHEDULE 2 ("FINANCIERS")
                              EACH OF THE FINANCIAL INSTITUTIONS SPECIFIED IN
                              SCHEDULE 3 ("HEDGE COUNTERPARTIES")
                              CITIBANK, N.A. (ARBN 072 814 058) having an office at Level 26, 101 Collins Street, Melbourne, Victoria
                              BA AUSTRALIA LIMITED (ACN 004 617 341) having an office at Level 37, 525 Collins Street, Melbourne, Victoria; and
                              WESTPAC BANKING CORPORATION (ARBN 007 457 141) having an office at Level 9, 360 Collins Street, Melbourne, Victoria ("JUNIOR FINANCIERS")
                              NATIONAL AUSTRALIA BANK LIMITED (ACN 004 044 937) having an office at Level 2, 271 Collins Street, Melbourne, Victoria (in its capacity as facility agent under the Facility A Syndicated Facilities Agreement) ("FACILITY A AGENT")
                              NATIONAL AUSTRALIA BANK LIMITED (ACN 004 044 937) having an office at Level 2, 271 Collins Street, Victoria (in its capacity as facility agent under the Facility B Syndicated Facilities Agreement) ("FACILITY B AGENT")
                              CHASE SECURITIES AUSTRALIA LIMITED (ACN 002 888
                              011) having an office at Level 35, AAP Centre, 250 George Street, Sydney, New South Wales (in its capacity as agent under the Facility D Facility Agreement) ("FACILITY D AGENT")
                              NATIONAL AUSTRALIA BANK LIMITED (ACN 004 044 937) having an office at Level 2, 271 Collins Street, Melbourne, Victoria (in its capacity as "TRUSTEE")


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                                                                               2
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1              INTERPRETATION
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               1.1  The following words have these meanings in this deed unless the contrary intention appears.

               ACCESSION DATE means, in respect of a New Creditor, the date on which the Trustee executes a New Creditor Accession Deed executed by that New Creditor in accordance with clause 14.

               ACTION means action which may result in an amendment, waiver, determination, consent, approval, release or discharge.

               ALP LOAN AGREEMENT means the loan agreement dated 24 February 1999 between Holdco (as lender) and the Core Borrowers (as borrowers) as amended by a deed dated on or about the Effective Date.

               AMOUNT OWING means, at any time for or in respect of a Senior Creditor, the total of all amounts which are then due for payment, or which will or may become due for payment in connection with any Senior Finance Document (including transactions in connection with them) to that Senior Creditor or to the Trustee for the account of that Senior Creditor and includes, in respect of a Hedge Counterparty, the Hedge Exposure of that Hedge Counterparty.

               AUSTRALIAN ACCOUNTING STANDARDS means the accounting standards within the meaning of the Corporations Law and, where not inconsistent with those accounting standards and the Corporations Law, generally accepted accounting principles and practices in Australia consistently applied by a body corporate or as between bodies corporate.

               AUTHORISATION includes:

                    (a) any consent, authorisation, registration, filing, agreement, notarisation, certificate, permission, licence, approval, authority, arrangement, exemption or similar instrument (whether from, by or with a Governmental Agency or any other person); or

                    (b) in relation to anything which will be prohibited or restricted in whole or in part by law if a Governmental Agency intervenes or acts in any way within a specified period after application, lodgement, filing, registration or notification, the expiry of that period without the intervention or action.

               AUTHORISED OFFICER means:

                    (a) in the case of a Creditor (other than any Obligor or Texas), a director, secretary or an officer whose title contains the word "manager", "director", "president", "lawyer", "counsel" or a person performing the functions of any of them; and

                    (b) in the case of an Obligor or Texas, a person appointed and notified to the Trustee to act as an Authorised Officer under the Transaction Documents to which it is a party and whose specimen signature has been given to the Trustee.


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               BANK BILL RATE means, on any date, the average bid rate for Bills having a tenor of 30 days as displayed on the "BBSY" page of the Reuters Monitor System on that day provided that if that rate is not displayed the Bank Bill Rate means the rate quoted in good faith by the Trustee as the rate at which the Trustee would bid for Bills of that tenor on that day.

               BILL has the meaning it has in the Bills of Exchange Act 1909 (Cwlth) and a reference to the drawing, acceptance or endorsement of, or other dealing with, a Bill is to be interpreted in accordance with that Act.

               BUSINESS DAY means a day (not being a Saturday, Sunday or public holiday) on which banks are open for general banking business in Melbourne and Sydney.

               CALCULATION DATE means 31 March, 30 June, 30 September and 31 December in each year commencing on 30 June 2000.

               CALCULATION PERIOD means, in relation to any Calculation Date, the 12 month period ending on that Calculation Date.

               CONSOLIDATED INTEREST COVER RATIO means, on any Calculation Date in respect of any Calculation Period, the ratio of:

                    (a)  EBITDA:

               to:

                    (b) Debt Service in respect of or in connection with Consolidated Senior Debt (which includes, without limitation, all net amounts paid or payable by, or to, any Hedge Counterparty or other financial institution in respect of or in connection with any interest rate Hedge Agreement), for that Calculation Period.

               CONSOLIDATED NET WORTH means the aggregate, on a consolidated basis, of the paid up capital, retained profits and reserves (excluding the amount of all asset revaluation reserves after Financial Close) of the Group:

                    (a)  less:

                         (i)  all minority interests;

                         (ii) any paid up capital or share premium in respect of
                              shares or stock capable of being redeemed;

                    (b)  plus the aggregate of Qualifying Subordinated Debt.

               CONSOLIDATED SENIOR DEBT means at any time the sum of:

                    (a)  the total Amount Owing to the Senior Creditors; and

                    (b) the aggregate outstanding principal amount of all other Indebtedness of the Core Borrowers and Permitted Indebtedness of the Group (excluding the Core Borrowers) on a consolidated basis which is not Junior Debt.


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                                                                               4
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               CONTESTED TAXES means a Tax payable by an Obligor:

                    (a) that is being diligently contested by it in good faith and in accordance with proper procedures;

                    (b) that is not required by applicable law to be paid before the liability is contested; and

                    (c) in respect of which it has set aside sufficient reserves of liquid assets to pay the Tax and any fine, penalty or interest payable if the contest is unsuccessful.

               CONTROLLER has the meaning it has in the Corporations Law.

               CORE BUSINESS means the generation, storage, processing, supply, transmission, distribution and sale of energy products and any ancillary activities and other activities which permit the more efficient utilisation of assets and resources of the Group (so long as these ancillary or other activities do not represent a material diversification of the Core Business or a material diversion of financial resources from the Core Business of the generation, storage, processing, supply, transmission, distribution and sale of energy products).

               COSTS includes costs, charges and expenses, including those incurred in connection with advisers.

               CP PROGRAMME means the domestic commercial paper programme of Eastern which is in place as at the Effective Date and which is governed and supported by the following documents:

                    (a) the Commercial Paper Dealer Agreement dated 18 April 1997 between Eastern and National Australia Bank Limited, Australia and New Zealand Banking Group Limited, Societe Generale Australia Limited, Commonwealth Bank of Australia and Deutsche Bank AG (as dealers);

                    (b) the Issuing and Paying Agency Agreement dated 18 April 1997 between Eastern and National Australia Bank Limited;

                    (c) the agreement dated 21 June 1999 between Eastern and Australia and New Zealand Banking Group Limited providing for a $50,000,000 Commercial Paper Standby Line;

                    (d) the agreement dated 15 September 1999 between Eastern and Australia and New Zealand Banking Group Limited providing for a $25,000,000 Commercial Paper Standby Line;

                    (e) the agreement dated 24 February 1999 between Eastern and National Australia Bank Limited providing for a $25,000,000 short term line of credit;

                    (f) the agreement dated 3 May 1999 between Eastern and National Australia Bank Limited providing for a $100,000,000 Liquidity Support Facility;


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                                                                               5
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                    (g)  the agreement dated 9 March 1999 between Eastern and
                         Commonwealth Bank of Australia providing for a $75,000,000 Cash Advance Facility;

                    (h) the agreement dated 20 October 1999 between Eastern and TXU Corporation providing for a $50,000,000 Standby Facility;

                    (i) the agreement dated 22 December 1999 between Eastern and SG Australia Limited providing for a $20,000,000 Option Facility to issue commercial paper; and

                    (j) the agreement dated 22 December 1999 between Eastern and Deutsche Bank AG providing for a $50,000,000 Bond Option Facility.

               CREDITOR means each Senior Creditor and each Junior Creditor. Where the term is used in relation to the obligations of any one of those persons "to the Creditors" it is a reference to the obligations of that person to each other person which is a Creditor.

               DEBT SERVICE means, in respect of any Calculation Period and on a consolidated basis, all Interest (including, but not limited to:

                    (a) any discount on any Bill, debenture, bond, note or other security;

                    (b) any discount in respect of any receipts or receivables which have been sold by the Group to any person (including, without limitation, under any securitisation program or facility);

                    (c) any line, facility, commitment, acceptance, usage, discount, guarantee or other fees and amounts incurred on a regular or recurring basis which are payable in relation to Indebtedness (which, for the avoidance of doubt, excludes any establishment, underwriting or other upfront fees);

                    (d) any dividend payable on redeemable preference shares or on any other share or stock the obligations in respect of which constitute Indebtedness;

                    (e)  capitalised interest;

                    (f) the portion of rental or hire payments in the nature of interest under any finance lease, sale and leaseback or hire purchase agreement to which any member of the Group is a party;

                    (g) Interest, premiums, fees, break costs and any other amounts paid, payable or incurred by any member of the Group under any Derivative Transaction less Interest, premiums, fees and any other amounts paid, payable or incurred to any member of the Group by the counterparty to the Derivative Transaction), which, in accordance with Australian Accounting Standards, is or would be regarded as paid, payable or incurred by the Group in that Calculation Period.


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                                                                               6
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               DEED OF SUBORDINATION means a deed in or substantially in the form of schedule 6.

               DEED POLL has the meaning given to that term in any Senior Finance Document.

               DERIVATIVE TRANSACTION means a contract, agreement or arrangement (other than in respect of the price of electricity or gas) which is:

                    (a)  a futures contract (as defined in the Corporations
                         Law); or

                    (b) an interest rate or currency hedge, swap, option, a swaption, a forward rate agreement or any other contract, agreement or arrangement similar to or having in respect of its subject matter a similar effect to any of the above.

               DISTRIBUTION AREA means, as the context may require:

                    (a) the area in Victoria in which Westar is authorised to provide services by means of distribution pipelines or distribute and supply gas, being that area defined as the "Distribution Area" and described in schedule 2 to Westar's Distribution Licence; and

                    (b) the area in Victoria in which Eastern is authorised to distribute and supply electricity, being that area defined as the "Distribution Area" and described in schedule 2 to Eastern's Distribution Licence; and

                    (c) any other area in which an Obligor is authorised to distribute or supply energy products.

               DISTRIBUTION LICENCE means, as the context may require:

                    (a) the distribution licence issued by ORG pursuant to the Gas Industry Act 1994 with effect from 11 December 1997, as amended and transferred to Westar;

                    (b) the distribution licence issued to Eastern by ORG pursuant to the Electricity Industry Act 1993 in effect from 3 October 1994, as amended; and

                    (c) any other licence issued or transferred to, or held by, an Obligor to distribute or supply energy products.

               DRAWDOWN DATE has the meaning given to that term in any Senior Finance Document.

               DRAWDOWN NOTICE has the meaning given to that term in any Senior Finance Document.

               EASEMENTS means all easements, rights or privileges held by or vested in or deemed to be held by or vested in an Obligor (whether under the Gas Industry Act 1994, the Electricity Industry Act 1993 or otherwise) in, over, appurtenant to or affecting any real property.


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                                                                               7
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               EASTERN means Eastern Energy Limited (ACN 064 651 118).

               EASTERN NOTES means the notes issued by Eastern under the Indenture dated 1 December 1996 between Eastern and The Bank of New York, as trustee, comprising US$250,000,000 6.25% Senior Notes due 2006 and US$100,000,000 7.25% Senior Notes due 2016.

               EBITDA means, in respect of any Calculation Period, the earnings of the Group (including the proceeds of any claim under a business interruption insurance policy and any interest earnings) on a consolidated basis and before:

                    (a) abnormal items (which includes the sale proceeds from the disposal of assets);

                    (b) extraordinary items including, without limitation, costs arising on the termination of any Derivative Transaction;

                    (c)  Debt Service;

                    (d)  income tax; and

                    (e)  depreciation and amortisation.

               EFFECTIVE DATE means the date upon which all of the conditions precedent set out in clause 2 of the deed amending this deed and executed on or about 22 February 2000 have been satisfied or waived by the Trustee.

               ENFORCEMENT ACTION means, in relation to an Obligor:

                    (a) a right arising from a default by an Obligor is exercised or enforced against the Obligor including, without limitation, the making of a declaration under clause 8.2 of this deed or a demand for payment under the Guarantee;

                    (b) an application is made for, or a notice is given or other step is taken with a view to:

                         (i) insolvency, liquidation, administration, dissolution or similar proceedings with respect to the Obligor;

                         (ii) an administration, arrangement, composition or
                              assignment for the benefit of creditors, or any class of creditors, of the Obligor; or

                         (iii) the appointment of any person as a Controller in
                              relation to property of an Obligor,

               whether by petition, application, convening of a meeting, voting in favour of a resolution or otherwise.

               ENVIRONMENT means all aspects of the surroundings of human beings, including:

                    (a) the physical characteristics of those surroundings such as the land, the waters and the atmosphere; and


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                                                                               8
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                    (b)  the biological characteristics of those surroundings
                         such as animal, plants and other forms of life; and

                    (c) the aesthetic characteristics of those surroundings such as their appearance, sounds, smells, tastes and textures.

               ENVIRONMENTAL LAW means a law regulating or otherwise relating to the Environment including, but not limited to, any law relating to land use, planning, water catchments, pollution of air or water, noise, smell, contamination, chemicals, waste, pesticides, use of dangerous goods or hazardous substances, noxious trades or any other aspect of protection of the Environment.

               EVENT means the happening of any of these events:

                    (a)  an order is made that an Obligor be wound up; or

                    (b)  a liquidator is appointed in respect of an Obligor; or

                    (c) a provisional liquidator is appointed in respect of an Obligor and the provisional liquidator is ordered or required to admit all debts to proof or pay all debts capable of being admitted to proof proportionately; or

                    (d) an Obligor enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors; or

                    (e) an Obligor resolves to wind itself up or otherwise dissolve itself.

               EVENT OF DEFAULT means an event specified in clause 8.

               EXCLUDED SUBSIDIARY means each of:

                    (a)  TXU (No. 3) Pty Ltd (ACN 081 074 188);

                    (b)  TXU (No. 4) Pty Ltd (ACN 081 074 197);

                    (c)  TXU (No. 5) Pty Ltd (ACN 081 074 204);

                    (d)  TXU (No. 6) Pty Ltd (ACN 081 688 913); and

                    (e)  TXU Australia (Queensland) Pty Ltd (ACN 081 754 538),

               unless and until any of those bodies corporate become Obligors in accordance with this deed.

               FACILITY A AGENT means National Australia Bank Limited or any successor agent appointed by the relevant Financiers under the Facility A Syndicated Facilities Agreement from time to time.

               FACILITY A SYNDICATED FACILITIES AGREEMENT means the agreement dated 24 February 1999 between the Core Borrowers, the WCF Borrowers (as defined in that agreement), the Joint Lead Banks (as defined in that agreement), the Working Capital Bank (as


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                                                                               9
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               defined in that agreement), the Hedge Counterparties (as defined in that agreement), National Australia Bank Limited as the agent and the offshore paying agent and the Financiers (as defined in that agreement) as amended by an agreement dated on or about the Effective Date.

               FACILITY B AGENT means National Australia Bank Limited or any successor agent appointed by the relevant Financiers under the Facility B Syndicated Facilities Agreement from time to time.

               FACILITY B SYNDICATED FACILITIES AGREEMENT means the agreement dated on or about the Effective Date between the Core Borrowers, the Financiers named therein and the Facility B Agent.

               FACILITY C AGREEMENTS means each of:

                    (a) the agreement entitled "Working Capital Facility Agreement" dated on or about the Effective Date between the Core Borrowers and National Australia Bank Limited;

                    (b) the agreement entitled "Working Capital Facility Agreement" dated on or about the Effective Date between the Core Borrowers and Westpac Banking Corporation; and

                    (c) the agreement entitled "Working Capital Facility Agreement" dated on or about the Effective Date between the Core Borrowers and Australia and New Zealand Banking Group Limited.

               FACILITY D AGENT means Chase Securities Australia Limited or any successor agent appointed by the relevant Financiers under the Facility D Facility Agreement from time to time.

               FACILITY D FACILITY AGREEMENT means the syndicated loan facility agreement dated 30 April 1999 between the Core Borrowers, The Chase Manhattan Bank (as financier), Holdco, TXU (No. 12) Pty Ltd, Eastern and the Facility D Agent as amended by a deed dated on or about the Effective Date.

               FACILITY E AGREEMENT means the agreement entitled "Facility E Loan Agreement" dated on or about the Effective Date between the Core Borrowers and National Australia Bank Limited and Westpac Banking Corporation.

               FINANCE DOCUMENT means any Senior Finance Document, any Junior Finance Document, any other document which the Core Borrowers and the Trustee agree in writing is to be a Finance Document and any other instrument connected with any of them.

               FINANCIAL CLOSE means 24 February 1999.

               FINANCIAL YEAR means each 12 month period ending on 31 December in each year.

               FINANCIER means each financial institution specified in schedule 2 and any other person who becomes a Financier and Senior Creditor in accordance with clause 14.


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                                                                              10
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               FINANCIAL STATEMENTS means:

                    (a)  a profit and loss statement; and

                    (b)  a balance sheet; and

                    (c)  a statement of cash flows,

               together with any notes to those documents and a directors' declaration as required under the Corporations Law (in the case of a body corporate incorporated in Australia) and any other information necessary to give a true and fair view.

               FIXED DATE means the day by which the Trustee determines that it has been instructed to give a notice under clause 8.2(a).

               FRANCHISE AREA means the area in Victoria in which Kinetik is authorised to sell gas, being that area defined as the "Franchise Area" and described in schedule 2 to Kinetik's gas Retail Licence.

               GENERATION ASSET means any asset utilised or employed in the generation of electricity.

               GENERATION LICENCE means any licence issued or transferred to, or held by, an Obligor to generate electricity or other energy products

               GOOD OPERATING PRACTICE means the standard of operating and engineering practice that would reasonably be expected from a prudent utility located in Australia (not being owned and operated by a Governmental Agency) for the generation, supply, storage, processing, transmission, distribution or sale of energy products under conditions comparable to those applicable to the Infrastructure, consistent with applicable laws, regulations, codes and licences. The determination of comparable conditions will take into account factors such as the design and specifications, relative size, age, load characteristics and technological status of the Infrastructure and assets deployed in the Core Business.

               GOVERNMENTAL AGENCY means any government, any minister of a government or any governmental or semi-governmental entity, agency or authority (including, without limitation, the Australian Competition and Consumer Commission and the ORG).

               GROUP means the Core Borrowers and their Subsidiaries.

               GUARANTEE means the guarantee and indemnity dated 24 February 1999 between the Core Borrowers, Holdco, TXU8 and TXU9 in favour of the Trustee as amended by a deed dated on or about the Effective Date pursuant to which the Core Borrowers and TXU9 were released from their obligations under the guarantee and indemnity and by an agreement dated on or about the Effective Date.

               GUARANTEED MONEY has the meaning given to that term in the Guarantee.

               GUARANTOR means each of Holdco and TXU8.


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                                                                              11
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               HALF YEAR means each period of six months ending on 30 June and
               31 December in each year.

               HEDGE AGREEMENT means each interest rate or currency hedging document (including any restatement of any earlier document) or transaction entered into between the Core Borrowers or Eastern and any Hedge Counterparty or other financial institution from time to time.

               HEDGE COUNTERPARTY means each financial institution specified in schedule 3 and any person (other than the Core Borrowers and Eastern) who is a party to a Hedge Agreement entered into after the Effective Date and who becomes a Senior Creditor in accordance with clause 14.

               HEDGE EXPOSURE means in respect of a Hedge Counterparty at the applicable date the amount which is H in the following formula:

                              H = M to M + Unpaid Amounts

                              where:

                              M TO M is the result of the mark to market calculation of the obligations under the Hedge Agreements to which it is a party provided that M to M will be a positive number if it represents a liability of the Core Borrowers or Eastern (as the case may be) to the Hedge Counterparty and a negative number if it represents a liability of the Hedge Counterparty to the Core Borrowers or Eastern (as the case may be).

               UNPAID AMOUNTS is any amount due and payable but unpaid under the Hedge Agreements to which it is a party provided that Unpaid Amounts will be a positive number if it represents amounts owing by the Core Borrowers or Eastern (as the case may be) to the Hedge Counterparty and a negative number if it represents amounts due and payable but unpaid by the Hedge Counterparty to the Core Borrowers or Eastern (as the case may be), provided that if H is a negative number it shall be deemed to be equal to zero.

               HEDGE LIABILITIES means all present and future liabilities (actual or contingent) payable or owing by the Core Borrowers and Eastern to a Hedge Counterparty or any of them under or in connection with the Hedge Agreements, whether or not matured and whether or not liquidated, together in each case with:

                    (a) any novation, deferral or extension of any of those liabilities permitted by the terms of this deed;

                    (b) any claim for damages or restitution arising out of, by reference to, or in connection with, any of the Hedge Agreements;

                    (c) any claim, flowing from any recovery by the Core Borrowers or Eastern or a receiver or liquidator appointed to the Core Borrowers or Eastern or any other person of a payment or discharge in respect of any of

                                                                              12
--------------------------------------------------------------------------------
                         those liabilities on grounds of any insolvency provision or otherwise; and

                    (d) any amount (such as post-insolvency interest) which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowability of the same as a result of any insolvency provisions.

               HOLDCO means TXU Australia Holdings Pty Ltd (ACN 086 006 859).

               HOLDCO - TXUA LOAN AGREEMENT means the loan agreement dated 24 February 1999 between Holdco (as lender) and TXUA (as borrower) as amended by a deed dated on or about the Effective Date.

               INDEBTEDNESS means any debt or other monetary liability (whether actual or contingent) in respect of moneys borrowed or raised or any financial accommodation (including in respect of any moneys raised from the sale or securitisation of any receipts or receivables) whatever, or in the case of paragraph (h) below, a Derivative Transaction, including a debt or liability under or in respect of any:

                    (a)  Bill, bond, debenture, note or similar instrument;

                    (b)  acceptance, endorsement or discounting arrangement;

                    (c) guarantee granted by a financial institution guaranteeing the payment of a debt (the "guaranteed debt"), in which case the guaranteed debt will not be included;

                    (d) finance lease or sale and leaseback (and for the purposes of clause 6.3(b), operating lease);

                    (e) deferred purchase price (for more than 180 days) of any asset or service;

                    (f) obligation to deliver goods or provide services paid for in advance by any financier or in relation to any other financing transaction;

                    (g) amount of capital and premium payable or in connection with the reduction of any preference shares or any amount of purchase price payable for or in connection with the acquisition of redeemable preference shares;

                    (h)  Derivative Transaction; or

                    (i)  guarantee, indemnity or guarantee and indemnity,

               and irrespective of whether the debt or liability is owed or incurred alone or severally or jointly or both with any other person. For the purpose of calculating the principal amount of any Indebtedness under:

                    (j) any securitisation of receipts or receivables, the principal amount shall be taken to be the discounted amount of proceeds paid in exchange for the receipts or receivables; and

                                                                              13
--------------------------------------------------------------------------------
                    (k) any finance lease or sale and leaseback, the aggregate portion of all rental in the nature of principal.

               INFRASTRUCTURE means:

                    (a) all gas transmission and distribution pipes, and all other plant and equipment used in the reticulation, transmission or metering of gas which, in its ordinary use, is located in a fixed position wherever located, but excludes motor vehicles and mobile plant owned or leased by the Group; and

                    (b) all electricity transmission and distribution lines, power poles, underground cables, stations, sub-stations, switchyard equipment and all other plant and equipment used in the reticulation, transformation or metering of electrical power, which in its ordinary use, is located in a fixed position wherever located, but excludes motor vehicles and mobile plant owned or leased by the Group; and

                    (c)  all Easements.

               INFRASTRUCTURE ASSETS means any asset which forms part of the Infrastructure.

               INSOLVENCY EVENT means the happening of any of these events:

                    (a)  an order is made that an entity be wound up; or

                    (b) an application is made to a court that an entity be wound up or for an order appointing a liquidator or provisional liquidator in respect of an entity (and is not stayed or dismissed within 14 days) unless the entity satisfies the Trustee (acting on the instructions of the Majority of Senior Creditors) within 14 days of it being made that the application is frivolous or vexatious; or

                    (c) a liquidator or provisional liquidator is appointed in respect of an entity, whether or not under a court order;

                    (d) except to reconstruct or amalgamate while solvent on terms approved by the Trustee (acting on the instructions of the Majority of Senior Creditors), an entity enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any class of its creditors; or

                    (e) an entity resolves to wind itself up, or otherwise dissolve itself, or gives notice of intention to do so, except to reconstruct or amalgamate while solvent on terms approved by the Trustee (acting upon the instructions of the Majority of Senior Creditors) or is otherwise wound up or dissolved; or

                                                                              14
--------------------------------------------------------------------------------
                    (f) a Controller is appointed to or over all or any part of the assets or undertaking of the entity or the holder of any Security Interest takes possession of any asset of the entity; or

                    (g) an entity is or is deemed by law or a court to be insolvent; or

                    (h) an entity takes any steps to obtain protection or is granted protection from its creditors, under any applicable legislation or an administrator is appointed to an entity or steps are taken by the directors of the entity to make such an appointment; or

                    (i) anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction.

               INTERCOMPANY LOAN AGREEMENT means each of:

                    (a)  the ALP Loan Agreement;

                    (b)  the Holdco - TXUA Loan Agreement;

                    (c)  the TXUA - TXU8 Loan Agreement; and

                    (d)  the TXU8 Loan Agreement.

               INTERCOMPANY LOAN DEBT means any amount actually or contingently owing under or in connection with an Intercompany Loan Agreement.

               INTEREST includes, in relation to any principal or other amount of Indebtedness, interest, fees, commissions and charges and any other amounts in the nature of interest or the payment of which has a similar effect or purpose to the payment of interest.

               INTEREST PAYMENT DATE has the meaning given to that term in any Senior Finance Document.

               JUNIOR CREDITOR means each of:

                    (a)  each Junior Financier;

                    (b)  TXUA;

                    (c)  Texas; and

                    (d) any other person who is owed Qualifying Subordinated Debt or Subordinated Guarantee Debt.

               JUNIOR DEBT means each of:

                    (a)  the Junior Finance Debt;

                    (b)  the Texas Indemnity;

                    (c) the Intercompany Loan Debt of TXU8 under the TXUA-TXU8 Loan Agreement;

                                                                              15
--------------------------------------------------------------------------------
                    (d) any Qualifying Subordinated Debt and any amount (including, without limitation, Interest) actually or contingently owing to a Junior Creditor under or in connection with any Qualifying Subordinated Debt; and

                    (e)  any Subordinated Guarantee Debt.

               JUNIOR FINANCE DEBT means any amount actually or contingently owing to a Junior Financier under or in connection with the Junior Finance Documents (other than an amount owing or remaining unpaid by Texas under the Texas Guarantee).

               JUNIOR FINANCE DOCUMENT means the Subordinated Facility Agreement, the Texas Guarantee, this deed, any document which is nominated as a Junior Finance Document in any New Creditor Accession Deed or Deed of Subordination, any document which creates or acknowledges Qualifying Subordinated Debt, any guarantee and indemnity of any Qualifying Subordinated Debt and any other instrument connected with any of them.

               JUNIOR FINANCIER means each of Citibank, N.A., BA Australia Limited and Westpac Banking Corporation in their capacity as financiers under (including, in the case of BA Australia Limited and Westpac Banking Corporation, as assignees of the "Financier" under) the Subordinated Facility Agreement and any assignee or substitute who becomes a Junior Financier in accordance with clause 14.

               KINETIK means Kinetik Energy Pty Ltd (ACN 086 014 968).

               LICENCE means the Distribution Licences, the Generation Licences, the Retail Licences and any other Authorisation granted to any Obligor to generate, distribute, store, process, supply or sell energy products.

               LICENCE HOLDER means each or all of Eastern, Westar, Kinetik and any other Obligor that becomes the holder of a Licence.

               LOAN NOTE has the meaning given to that term in any Senior Finance Document.

               LOSS includes any consequential loss, and any costs, liability, claim, suit, proceeding, cause of action, demand or action.

               MAJORITY OF SENIOR CREDITORS means at any time:

                    (a) if no Event of Default subsists, Senior Creditors (other than Hedge Counterparties), the Amount Owing to whom exceeds 66% of the total Amount Owing to all Senior Creditors; and

                    (b) if an Event of Default subsists, Senior Creditors the Amount Owing to whom exceeds 66% of the total Amount Owing to all Senior Creditors.

               MATERIAL ADVERSE EFFECT means a material adverse effect on:

                    (a) the legality, validity or enforceability of a Finance Document or an Intercompany Loan Agreement; or

                                                                              16
--------------------------------------------------------------------------------
                    (b) an Obligor's ability to observe its obligations under any Finance Document or an Intercompany Loan Agreement; or

                    (c) the ability of an Obligor to carry on its business as it is being conducted at the time preceding the event; or

                    (d) the rights of a Senior Creditor under a Senior Finance Document.

               MATERIAL CONTRACT means:

                    (a)  the Intercompany Loan Agreements;

                    (b)  the Partnership Deed;

                    (c) any contract having a term of more than 12 months for the purchase of energy products by an Obligor (and, for the avoidance of doubt, does not include any Derivative Transaction or similar transaction, including energy trading) and under which the consideration payable by that Obligor in any 12 month period exceeds $50,000,000;

                    (d) any contract entered into by an Obligor relating to access to or the use of, or maintenance of any transmission, distribution network or system and under which the consideration payable by, or received by (as the case may be) that Obligor in any 12 month period exceeds $50,000,000;

                    (e) any contracts governed by the master vesting terms and conditions relating to Eastern;

                    (f) the master hedge agreement between Eastern and AES Transpower Holdings Pty Ltd dated 6 May 1999; and

                    (g) any other document which an Obligor and the Trustee agree in writing will be a Material Contract for the purposes of this deed.

               MATERIAL OPERATING SUBSIDIARY means each Subsidiary of the Core Borrowers which:

                    (a) contributes or in the current or following Financial Year is likely to contribute more than 10 % of the EBITDA of the Group; or

                    (b) which has total assets having a value of more than $100,000,000,

               unless the subsidiary has been released from its obligations under this deed in accordance with this deed and, as at the Effective Date, each of TXUA, Eastern, Kinetik, Westar and WUGS is a Material Operating Subsidiary.

               MATERIAL REGULATORY INSTRUMENT includes:

                    (a)  the MSO Rules;

                                                                              17
--------------------------------------------------------------------------------
                    (b)  the Victorian Gas Industry Tariff Order;

                    (c)  the Wimmera and Colac Tariff Order;

                    (d) the National Third Party Access Code for Natural Gas Pipeline Systems and the Victorian Third Party Access Code for Natural Gas Pipeline Systems;

                    (e)  the Access Arrangements for the distribution system;

                    (f)  the National Electricity Code;

                    (g)  the Victorian Electricity Supply Industry Tariff Order;

                    (h) the undertaking given to the Australian Competition and Consumer Commission under section 44ZZA of the Trade Practices Act (Cth) given by Eastern as contemplated by the National Electricity Code; and

                    (i) any guidelines, regulations or determinations issued or made by the Office of Regulator-General established under the Office of the Regulator-General Act 1994,

               any other regulatory instrument, requirement, Authorisation or code made under, contemplated by or connected with any of the above (including without limitation any variation, amendment or replacement of any of the instruments referred to above) which has a material impact on an Obligor in any relevant jurisdiction.

               MSO RULES has the meaning given in the Gas Industry Act 1994.

               NATIONAL ELECTRICITY CODE has the meaning given to the word "Code" in the National Electricity Law.

               NEW CREDITOR means a person who becomes a Senior Creditor or Junior Creditor by acceding to this deed after the date of this deed.

               NEW CREDITOR ACCESSION DEED means a deed in or substantially in the form of schedule 4.

               NEW OBLIGOR ACCESSION DEED means a deed in or substantially in the form of schedule 7.

               OBLIGOR means:

                    (a)  each Core Borrower;

                    (b)  each company specified in schedule 1; and

                    (c) any other person which executes a New Obligor Accession Deed from time to time,

               unless the person has been released from its obligations under this deed in accordance with this deed but does not include Texas.

                                                                              18
--------------------------------------------------------------------------------
               ORG means the Office of the Regulator-General established under the Office of the Regulator-General Act 1994 or its equivalent established in any jurisdiction other than Victoria.

               PARTNERSHIP means the TXU Australia Holdings (Partnership) Limited Partnership being a limited partnership formed and registered under the Partnership Act 1958 of Victoria.

               PARTNERSHIP DEED means the deed dated 27 January 1999 between each Core Borrower establishing the Partnership, as amended by a deed dated 23 February 1999.

               PERMITTED DISPOSAL means:

                    (a) any disposal for fair value of obsolete assets which are no longer required for the operation of the business in accordance with Good Operating Practice, and except for assets which are Infrastructure Assets, the disposal of assets in exchange for other assets of comparable value and utility;

                    (b) any disposal of an asset (other than an Infrastructure Asset) provided that the aggregate value of all assets disposed of by the Group in any Financial Year (excluding disposals permitted under any other paragraph of this definition) does not exceed 5% of the total assets of the Group (as measured by reference to the audited consolidated Financial Statements for the previous Financial Year);

                    (c)  the disposal of an Infrastructure Asset but only if:

                         (i) it is necessary or desirable in accordance with Good Operating Practice to replace that Infrastructure Asset and that asset is replaced in the ordinary course of business by an asset which is capable of performing the same function as the asset replaced and whose selection, purchase, installation and use is in accordance with Good Operating Practice; or

                         (ii) the Infrastructure Asset is surplus to its
                              requirements having regard to Good Operating
                              Practice in relation to the Core Business and the value of that Infrastructure Asset together with the value of all other surplus Infrastructure Assets disposed of by the Group in any Financial Year does not exceed in aggregate $30,000,000;

                    (d)  disposals and acquisitions between Obligors;

                    (e) disposals of energy products in the ordinary course of business; or

                    (f) the disposal of any asset the subject of a contract of sale entered into prior to the Effective Date and which has been notified to the Trustee in writing prior to the Effective Date and the disposal of the Rowville

                                                                              19
--------------------------------------------------------------------------------
                         electricity transformation and switching facility.

               PERMITTED INDEBTEDNESS means in relation to the Obligors (other than the Core Borrowers):

                    (a) any Indebtedness incurred by the Guarantors under the Guarantee or under any other guarantee and indemnity of any Consolidated Senior Debt; or

                    (b) any Indebtedness under the Intercompany Loan Agreements; or

                    (c)  any Subordinated Guarantee Debt; or

                    (d) any Indebtedness under any Transactional Banking Agreement; or

                    (e) any guarantee and/or indemnity issued by an Obligor in relation to the obligations of another Obligor provided those obligations are or have been incurred in the ordinary course of the Core Business; or

                    (f)  any Indebtedness of Eastern under:

                         (i)  the Eastern Notes; or

                         (ii) the Subordinated Facility Agreement; or

                         (iii) Hedge Agreements in place as at the Effective
                              Date solely to manage the interest rate and currency exposure of Eastern under the Eastern Notes; or

                    (g) any Indebtedness of Eastern under the CP Programme for a period not exceeding 90 days after the Effective Date; or

                    (h) any Indebtedness under any equipment lease, provided there is no breach of clause 6.3(t) of this deed; or

                    (i) any Indebtedness incurred in the ordinary course of business by a TXU8 Borrower in favour of another TXU8 Borrower; or

                    (j) the obligation of a TXU8 Borrower to indemnify another TXU8 Borrower in respect of any payments made by that other TXU8 Borrower to TXU8 under the TXU8 Loan Agreement; or

                    (k) any other Indebtedness approved in writing by the Trustee (acting upon the instructions of the Majority of Senior Creditors).

               PERMITTED SECURITY INTEREST means:

                    (a) any Security Interest arising by operation of law in the ordinary course of business securing Taxes which are not yet in arrears and can subsequently be paid

                                                                              20
--------------------------------------------------------------------------------
                         without penalty or which are Contested Taxes;

                    (b) any mechanic's, workmen's or any like lien or right of set-off arising in the ordinary course of business, securing or otherwise relating to Indebtedness which is not yet overdue or which has been contested or litigated in good faith, where the aggregate amount of the Indebtedness in respect of all such liens and rights of set-off does not at any time exceed $500,000;

                    (c) any Security Interest in respect of deposits of money or property in an amount, or of a value, not exceeding $1,000,000 in aggregate, by way of security for the performance of any statutory obligations arising in the ordinary course of business;

                    (d)  this deed;

                    (e) the fixed and floating charge dated 1 December 1996 (ASIC Charge No. 517872) granted by Eastern in favour of Westpac Banking Corporation, subsequently transferred to Westpac Custodian Nominees Limited and to be transferred to National Australia Bank Limited provided that at no time does it secure any moneys, liabilities or other obligations;

                    (f) any right of set off arising under a Material Contract or in favour of NEMMCO or VENCorp over cash deposits, bank guarantees or similar instruments lodged by any Obligor by way of compliance with prudential requirements arising under any Material Regulatory Instrument; and

                    (g) any other Security Interest approved in writing by the Trustee (acting upon the instructions of the Majority of Senior Creditors).

               POTENTIAL EVENT OF DEFAULT means an event which, with the giving of notice or lapse of time, would become an Event of Default.

               PROPERTIES means all properties or premises leased, occupied or used or owned by an Obligor at any time.

               QUALIFYING SUBORDINATED DEBT means the principal amount (excluding capitalised interest) of any Indebtedness of the Core Borrowers which is subordinated on the same terms as Junior Debt is subordinated under this deed and:

                    (a) in respect of which the creditor (or a trustee or agent for the creditor) has executed and delivered to the Trustee a New Creditor Accession Deed; or

                    (b) in respect of which the creditor (or a trustee or agent for the creditor) has either:

                         (i) executed and delivered to the Trustee a Deed of Subordination; or

                                                                              21
--------------------------------------------------------------------------------
                         (ii) demonstrated to the absolute satisfaction of the
                              Trustee and in a manner approved by the Trustee that the Indebtedness is subordinated on substantially the same terms as Junior Debt is subordinated under this deed,

               and in respect of which the Trustee has received from lawyers reasonably approved by the Trustee a legal opinion in form and substance acceptable to the Trustee in connection with the obligations of the creditor as a subordinated creditor.

               QUARTER means each period of three months ending on 31 March, 30 June, 30 September and 31 December in each year.

               RECOVERED MONEY means the aggregate amount received in accordance with clause 9 which has not been distributed under this deed.

               RECOVERED MONEY DISTRIBUTION DATE means a day on which Recovered Money is available for distribution in accordance with clause 9.

               RELATED ENTITY has the meaning it has in the Corporations Law.

               RELEVANT JUNIOR DEBT means, in respect of a Junior Creditor, the Junior Debt in respect of that Junior Creditor.

               RELEVANT SENIOR CREDITOR has the meaning given in clause 3.30.

               RELEVANT SENIOR DEBT means, in respect of a Senior Creditor, the Senior Debt in respect of that Senior Creditor.

               RETAIL LICENCE means:

                    (a) the gas retail licence issued by ORG pursuant to the Gas Industry Act 1994 with effect from 11 December 1997, as amended and transferred to Kinetik;

                    (b) the electricity retail licence issued by ORG pursuant to the Electricity Industry Act 1993 with effect from 5 November 1997, as amended and transferred to Kinetik;

                    (c) the electricity retail licence issued to Eastern by ORG pursuant to the Electricity Industry Act 1993 with effect from 3 October 1994, as amended; and

                    (d) any other licence issued or transferred to, or held by, an Obligor to sell energy products.

               SECURITY INTEREST means any security for the payment of money or performance of obligations including a mortgage, charge, lien, pledge, trust or power.

               SENIOR CREDITORS means:

                    (a)  the Trustee;

                    (b)  the Facility A Agent;

                                                                              22
--------------------------------------------------------------------------------
                    (c)  the Facility B Agent;

                    (d)  the Facility D Agent;

                    (e)  each Financier;

                    (f)  each Hedge Counterparty;

                    (g)  each Transactional Bank; and

                    (h) any other person who has provided Indebtedness (which does not constitute Subordinated Indebtedness) to the Group and has agreed with the Obligors and the Trustee to be bound by the terms of this deed and has executed and delivered to the Trustee a New Creditor Accession Deed in accordance with clause 14.

               SENIOR DEBT means any amount actually or contingently owing under or in connection with the Senior Finance Documents, whether or not then due and payable.

               SENIOR FINANCE DOCUMENT means each of:

                    (a)  this deed;

                    (b)  the Facility A Syndicated Facilities Agreement;

                    (c)  each Deed Poll;

                    (d)  the Loan Notes;

                    (e)  the Facility B Syndicated Facilities Agreement;

                    (f)  the Facility C Agreements;

                    (g)  the Facility D Facility Agreement;

                    (h)  the Facility E Agreement;

                    (i)  each Transactional Banking Agreement;

                    (j)  the Guarantee;

                    (k) each Hedge Agreement to which a Hedge Counterparty is a party;

                    (l) any document nominated as a Senior Finance Document in any New Creditor Accession Deed; and

                    (m) any other document which an Obligor and the Trustee agree in writing is to be a Senior Finance Document and any other instrument connected with any of them.

               SHARE means:

                    (a) in respect of a Senior Creditor and a day, the same proportion (expressed as a percentage (rounded (if necessary) to the nearest two decimal places)) as the

                                                                              23
--------------------------------------------------------------------------------
                         proportion which the Amount Owing to that Senior Creditor on that day bears to the aggregate Amount Owing on that day to all the Senior Creditors; and

                    (b) in respect of a Relevant Senior Creditor and a day, the same proportion (expressed as a percentage (rounded (if necessary) to the nearest two decimal places)) as the proportion which the Amount Owing to that Relevant Senior Creditor on that day bears to the aggregate Amount Owing on that day to all the Relevant Senior Creditors.

               SUBORDINATED FACILITY AGREEMENT means the agreement dated 24 February 1999 between the Core Borrowers, Eastern and Citibank N.A., as amended and in respect of which Citibank N.A. with the prior written consent of the Core Borrowers, Eastern and Texas, assigned a portion of its rights as "Financier" on 24 December 1999 to BA Australia Limited and a portion of its rights as "Financier" on 30 December 1999 to Westpac Banking Corporation.

               SUBORDINATED GUARANTEE DEBT means any Indebtedness of a Guarantor under a guarantee and indemnity of any Qualifying Subordinated Debt provided that the Indebtedness of the Guarantor is subordinated on the same terms as Junior Debt is subordinated under this deed and:

                    (a) in respect of which the beneficiary of the guarantee and indemnity has executed and delivered to the Trustee a New Creditor Accession Deed; or

                    (b) in respect of which the beneficiary of the guarantee and indemnity has either:

                         (i) executed and delivered to the Trustee a Deed of Subordination; or

                         (ii) demonstrated to the absolute satisfaction of the
                              Trustee and in a manner approved by the Trustee that the Indebtedness is subordinated on substantially the same terms as Junior Debt is subordinated under this deed,

               and in respect of which the Trustee has received from lawyers reasonably approved by the Trustee a legal opinion in form and substance acceptable to the Trustee in connection with the obligations of the beneficiary as a subordinated creditor.

               SUBORDINATED INDEBTEDNESS means all liabilities of an Obligor in connection with any Indebtedness which is fully subordinated to the interests of the Senior Creditors.

               SUBSIDIARY of an entity means:

                    (a) another entity which is a subsidiary of the first within the meaning of part 1.2 division 6 of the Corporations Law; or

                                                                              24
--------------------------------------------------------------------------------
                    (b) another entity which is a subsidiary of or otherwise controlled by the first within the meaning of any approved accounting standard; or

                    (c) in relation to a Core Borrower, a corporation which is owned or controlled by that Core Borrower and other Core Borrowers,

               and for the avoidance of doubt, the Core Borrowers and the Partnership will each be deemed to be a "body corporate" for the purposes of part 1.2 division 6 of the Corporations Law.

               SURETY means a person (other than an Obligor) which at any time is liable by guarantee or otherwise alone or jointly, or jointly and severally, to pay or indemnify against non-payment of the Senior Debt or Junior Debt.

               SYSTEMS means for an entity, centralised and decentralised hardware, software and networks (including interfaces, data storage and equipment with embedded computer chips or logic) used by an entity.

               TAXES means taxes, levies, imposts, charges and duties imposed by any authority (including stamp and transaction duties) together with any related interest, penalties, fines and expenses in connection with them, except if imposed on the overall net income of a Creditor.

               TEXAS GUARANTEE means the instrument entitled "Guaranty" dated 24 February 1999 given by Texas in favour of Citibank, N.A. and in respect of which Citibank, N.A., with the prior consent of Texas, assigned a portion of its rights on 24 December 1999 to BA Australia Limited and a portion of its rights on 30 December 1999 to Westpac Banking Corporation.

               TEXAS INDEMNITY means any right (whether arising by indemnity, contribution, subrogation or otherwise) against a Core Borrower or Eastern arising in connection with the Texas Guarantee.

               TRANSACTION DOCUMENTS means each Finance Document, Licence, Material Contract, any document which an Obligor acknowledges in writing to be a Transaction Document, and any other document connected with any of them.

               TRANSACTIONAL BANK means any financial institution which has or may provide a Transactional Banking Facility to any Obligor and which is a Financier or has agreed with the Obligors and the Trustee to be bound by the terms of this deed and has executed and delivered to the Trustee a New Creditor Accession Deed.

               TRANSACTIONAL BANKING AGREEMENT means any agreement in force from time to time between any Obligor and a Transactional Bank setting out the terms and conditions applicable to a Transactional Banking Facility.

               TRANSACTIONAL BANKING FACILITY includes any of the following:

                    (a) overdraft, credit card, equipment lease, bank guarantee, insurance bond or similar facility; and

                                                                              25
--------------------------------------------------------------------------------
                    (b) payroll, cheque encashment, merchant arrangements and tape negotiation advice and same-day transaction, funds transfer, direct debit and payment and settlement facilities which are provided by a bank, and where relevant, are settled between an Obligor and that bank within the same day.

               TRUST FUND means the amount held by the Trustee under clause 2.1 together with any other property which the Trustee acquires to hold on the trusts of this deed including, without limitation, any Security Interest which it executes after the date of this deed in its capacity as trustee of the trust established under this deed and any property which represents the proceeds of sale of any such property or proceeds of enforcement of any Security Interest.

               TXUA means TXU Australia Pty Ltd (ACN 071 611 017).

               TXUA-TXU8 LOAN AGREEMENT means the loan agreement dated 24 February 1999 between TXUA (as lender) and TXU8 (as borrower) as amended by a deed dated on or about the Effective Date.

               TXU8 means TXU (No. 8) Pty Ltd (ACN 085 235 776).

               TXU8 BORROWER means each Obligor other than the Core Borrowers, Holdco and TXUA.

               TXU8 LOAN AGREEMENT means the agreement dated on or about the Effective Date between TXU8 (as lender) and the TXU8 Borrowers (as borrowers).

               TXU9 means TXU (No. 9) Pty Ltd (ACN 085 235 801).

               WESTAR means Westar Pty Ltd (ACN 086 015 036).

               WUGS means Western Underground Gas Storage Pty Ltd (ACN 079 089
               311).

               YEAR 2000 COMPLIANT means in respect of all Systems that neither its performance nor functionality is affected by dates prior to, during or after the year 2000 and that, in particular:

                    (a) no value for current date causes or is likely to cause any interruption in operation of the Systems;

                    (b) date-based functionality of the Systems behaves consistently for dates prior to, during and after year 2000;

                    (c) in all data storage, the century in any date must be specified either explicitly or by unambiguous algorithms or inferencing rules;

                    (d)  the year 2000 must be recognised as a leap year.

               1.2  In this deed, unless the contrary intention appears:

                    (a) a reference to this deed or another instrument includes any variation or replacement of any of them;

                                                                              26
--------------------------------------------------------------------------------
                    (b) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

                    (c)  the singular includes the plural and vice versa;

                    (d) the word "person" includes a firm, an entity, an unincorporated association or an authority;

                    (e) a reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns;

                    (f) an agreement, representation or warranty on the part of or in favour of two or more persons binds or is for the benefit of them jointly and severally but an agreement or warranty of a Creditor or the Creditors binds that Creditor or Creditors severally only;

                    (g) a reference to any thing (including without limitation, any amount) is a reference to the whole and each part of it and a reference to a group of persons is a reference to all of them collectively, to any two or more of them collectively and to each of them individually; and

                    (h) an accounting term is a reference to that term as it is used in Australian Accounting Standards.

               1.3 Headings are inserted for convenience and do not affect the interpretation of this deed.

               1.4  [Deleted].

               1.5  [Deleted].

               1.6 If a Senior Finance Document requires or permits any act, matter or thing to be done by the Core Borrowers, that act, matter or thing must be done by TXU Australia Holdings (AGP) Pty Ltd as general partner in the TXU Australia Holdings (Partnership) Limited Partnership and, once done, will be deemed to bind:

                    (a) the Core Borrowers and the TXU Australia Holdings (Partnership) Limited Partnership; and

                    (b) each of the partners in the TXU Australia Holdings (Partnership) Limited Partnership in accordance with the Partnership Deed.


2              DECLARATION OF TRUST
--------------------------------------------------------------------------------
               2.1  The Trustee declares that it holds the sum of A$10 and will hold the Trust Fund on trust at any time for itself and the persons who are Senior Creditors at that time.

                                                                              27
--------------------------------------------------------------------------------
               2.2 The trust established under this deed commences on the date of this deed and unless determined earlier is to end on the day prior to the eightieth anniversary of the date of this deed.

               2.3 The perpetuity period applicable to the trust established under this deed is the period of 80 years commencing on the date of this deed.

               2.4 The trust established under this deed is to be known as the TXU Australia Holdings Trust.


3              DUTIES, POWERS AND RIGHTS OF TRUSTEE
--------------------------------------------------------------------------------
AUTHORITY OF TRUSTEE
               3.1  The Trustee is appointed to enter into and act as trustee for the Senior Creditors under the Senior Finance Documents to which it is a party.

EXTENT OF AUTHORITY AND OBLIGATIONS
               3.2  Each Senior Creditor irrevocably authorises the Trustee to:

                    (a) enter into the Senior Finance Documents to which it is intended to be a party; and

                    (b) take action on the Senior Creditor's behalf in accordance with this deed and the other Senior Finance Documents; and

                    (c) exercise the rights and carry out the obligations of the Trustee expressly set out in the Senior Finance Documents and rights, powers and discretions reasonably incidental to them.

               Each Senior Creditor acknowledges that the Trustee has no obligations except those expressly set out in the Senior Finance Documents.

SENIOR CREDITORS BOUND
               3.3 Without limiting the liability of the Trustee contemplated by clause 3.19, each Senior Creditor agrees:

                    (a) to be bound by anything properly done or properly not done by the Trustee in accordance with this deed, whether or not on instructions, and whether or not the Senior Creditor gave an instruction or approved of the thing done or not done; and

                    (b) any instruction given to or action taken by the Trustee in accordance with this clause 3 is binding on each Senior Creditor and each Senior Creditor authorises the Trustee to give any consent and do any other matter or thing necessary or appropriate to give effect to the instruction.

EXCLUDED ROLES AND DUTIES
               3.4  The appointment as trustee does not mean that the Trustee:

                    (a)  is a trustee for the benefit of; or

                    (b)  is a partner of; or

                    (c) has a fiduciary duty to, or other fiduciary relationship with,

                                                                              28
--------------------------------------------------------------------------------
               any Senior Creditor, any Junior Creditor, an Obligor or any other person, except as expressly set out in any Senior Finance Document.

AFTER CONSULTATION AND INSTRUCTIONS
               3.5 If the Trustee proposes to act on any of the following matters, it agrees to:

                    (a) seek instructions from the Senior Creditors on the proposal in accordance with clauses 3.6, 3.7 or 3.8 (as the case may be); and

                    (b) take the action contemplated (including, without limitation, Enforcement Action) if, and only if, it receives instructions to do so from:

                         (i) all of the Senior Creditors - on matters listed in clause 3.6;

                         (ii) a Majority of Senior Creditors - on matters listed
                              in clause 3.7;

                         (iii) the relevant Senior Creditors - on the matters
                              listed in clause 3.8; or

                         (iv) either all or a Majority of Senior Creditors - on
                              matters which the express terms of this deed require the Trustee to act on the instructions of either all or a Majority of Senior Creditors (as the case may be).

MATTERS REQUIRING INSTRUCTIONS FROM ALL SENIOR CREDITORS
               3.6  The following matters require instructions from all Senior
                    Creditors:

                    (a)  a change to clauses 4, 6.3(a), 6.3(b), 6.3(c), 6.3(n),
                         6.3(q), 6.3(w), 6.4, 6.5, 6.6, 6.7, 6.8 or 8.2 of this
                         deed and to any defined terms used in those clauses;

                    (b) a discharge or termination of the Guarantee or a release of a Guarantor from the Guarantee or of the Core Borrowers, TXU8 or any Material Operating Subsidiary from its obligations under this deed;

                    (c) a change to the definition of Majority of Senior Creditors; and

                    (d) a change to clauses 3.5 to 3.9 or any provision of this deed which requires the consent, approval, agreement or instructions of all or a Majority of Senior Creditors;

                    (e)  a change to clause 9;

                    (f) the waiver of any breach or other non-performance of obligations by the Core Borrowers under clauses 6.3(n), 6.3(w) or 6.8;

                    (g) a release of any property mortgaged or charged under a Security Interest granted to the Trustee; and

                                                                              29
--------------------------------------------------------------------------------
                    (h) a change to this deed or any other Senior Finance Document to which the Trustee is a party which will increase the monetary obligations of the Senior Creditors.

MATTERS REQUIRING INSTRUCTIONS FROM A MAJORITY OF SENIOR CREDITORS
               3.7 The following matters require instructions from a Majority of Senior Creditors:

                    (a) a variation of or change to this deed or any other Senior Finance Document to which the Trustee is a party other than a variation or change listed in clause 3.6;

                    (b) the exercise of the Trustee's rights in its capacity as trustee in connection with clause 8 of this deed (except clause 8.1(a) and clause 8.2(b) in the circumstances set out in clause 3.8 and clause 8.2(b) of this deed);

                    (c) the exercise of the Trustee's rights in its capacity as trustee in connection with the Guarantee other than the discharge or termination of the Guarantee or the release of a Guarantor from the Guarantee (except in the circumstances set out in clause 3.8 of this deed);

                    (d) the waiver of any breach or other non-performance of obligations (other than the obligations referred to in clause 3.6(f)) by an Obligor in connection with any Senior Finance Document to which the Trustee is a party or any obligation in any other Senior Finance Document incorporated by reference from this deed;

                    (e) the waiver of any breach or other non-performance of obligations by a Junior Creditor in connection with this deed; and

                    (f) a release of any Obligor (other than the Core Borrowers, TXU8 or any Material Operating Subsidiary) from its obligations under this deed unless all of the issued shares in the Obligor are being sold, transferred or otherwise disposed of to a person which is not an Obligor or a Related Entity of an Obligor and such sale, transfer or disposal is permitted under paragraph (b) of the definition of "Permitted Disposal".

MATTERS REQUIRING INSTRUCTIONS FROM RELEVANT SENIOR CREDITORS
              3.8

                    (a) A waiver by the Trustee of a breach or failure by an Obligor to pay any money payable under a Senior Finance Document requires instructions from the Senior Creditor which is a party to or has the benefit of that Senior Finance Document or if more than one Senior Creditor is a party to or benefits from that Senior Finance Document, the requisite number of Senior Creditors who are required to provide corresponding instructions under that Senior Finance Document.

                    (b) Any Senior Creditor which is a party to or has the benefit of a Senior Finance Document or if there is

                                                                              30
--------------------------------------------------------------------------------
                         more than one Senior Creditor which is a party to or has the benefit of a Senior Finance Document then the requisite number of Senior Creditors who are required to provide instructions under that Senior Finance Document may instruct the Trustee in the exercise of the Trustee's rights in its capacity as trustee in connection with this deed (including, without limitation, clause 8.2(b)) and the Guarantee following an Event of Default under clause 8.1(a) in respect of a payment under that Senior Finance Document.

                    (c) Nothing in this clause permits an individual Senior Creditor to instruct the Trustee individually if that Senior Creditor is represented by an agent or trustee and the ability of that Senior Creditor to give instructions or take any individual action is prohibited by any relevant Senior Finance Document.

OVERRIDING INSTRUCTIONS
               3.9  In relation to all matters other than those under clauses
                    3.6 and 3.8 , a Majority of Senior Creditors may instruct the Trustee and, if they do, the Trustee agrees to act in accordance with the instructions.

WITHOUT CONSULTATION OR INSTRUCTIONS
               3.10 Subject to clause 3.11, in any case where the Trustee does not require instructions under clause 3.5 or does not receive instructions or requests under clause 3.9, the Trustee may exercise its rights in its capacity as trustee for the Senior Creditors and observe its obligations in that capacity as it sees fit. It need not consult any Senior Creditor before doing so.

TRUSTEE'S ACTIONS
               3.11 Whenever the Trustee:

                    (a) seeks instructions from the Senior Creditors , it agrees to specify a reasonable period within which those instructions are to be given; and

                    (b) receives instructions from a Majority of Senior Creditors or all of them, it agrees to follow them but only in so far as they are in accordance with this deed; and

                    (c) exercises its rights in its capacity as trustee for the Senior Creditors or takes any other action, it agrees, subject to this deed, to act in the interests (in its absolute opinion based upon the information which it has at the time) of the Senior Creditors taken as a whole.

SENIOR CREDITOR'S INSTRUCTIONS
               3.12 Whenever a Senior Creditor gives instructions:

                    (a) it must do so in accordance with this deed and within any time period specified by the Trustee for giving instructions; and

                    (b) it authorises the Trustee to give any consent or do any other thing appropriate to carry out the instructions.

                                                                              31
--------------------------------------------------------------------------------
               If a Senior Creditor does not give instructions in relation to Action proposed or recommended by the Trustee within any time period specified by the Trustee, it is taken to have instructed the Trustee to take the proposed or recommended Action.

TRUSTEE'S OBLIGATIONS
               3.13 The Trustee agrees:

                    (a) (DEFAULT AND REVIEW) to notify each Senior Creditor of an Event of Default or Potential Event of Default promptly after the Trustee becomes aware of it; and

                    (b) (MATERIAL NOTICES RECEIVED) to give each Senior Creditor promptly after receiving it a copy of each notice or other communication or document which is received from an Obligor in connection with this deed and which the Trustee considers material; and

                    (c) (MATERIAL NOTICES GIVEN) to give each Senior Creditor promptly a copy of any notice or other communication or document which the Trustee gives an Obligor in connection with the Senior Finance Documents and which the Trustee considers material; and

                    (d) (ACTION TAKEN) to give each Senior Creditor promptly a report on anything done after instructions from the Senior Creditors under clauses 3.5 to 3.12; and

                    (e)  (DEFAULT) to give:

                         (i) notice to any Obligor of the non-payment, in the manner provided in a Senior Finance Document, of any money payable when due under a Senior Finance Document following receipt of written notice of such non-payment from a Senior Creditor which has failed to be paid the money when due, subject to the non-payment not having been waived and otherwise in accordance with clause 3.8; and

                         (ii) a copy of such notice to each Senior Creditor.

TRUSTEE'S AWARENESS OF CERTAIN EVENTS
               3.14 The Trustee is taken not to be aware of an Event of Default or Potential Event of Default until either:

                    (a) an Authorised Officer of the Trustee who is responsible for the administration of the transactions contemplated by this deed has actual knowledge of sufficient facts to ascertain that an Event of Default or Potential Event of Default has occurred; or

                    (b) the Trustee receives a notice regarding an Event of Default or Potential Event of Default under clause 6.1(p).

                                                                              32
--------------------------------------------------------------------------------
TRUSTEE MAY ASSUME COMPLIANCE
               3.15 Until it becomes aware in accordance with clause 3.14, the
                    Trustee may assume that no Event of Default or Potential Event of Default has occurred and that the Obligors are observing all their obligations in connection with the Senior Finance Documents and need not inquire whether that is, in fact, the case.

LIMIT ON DISCLOSURE OBLIGATIONS
               3.16 Despite anything else in this deed, this deed does not oblige the Trustee to disclose information or provide documents relating to an Obligor or any other person if the Trustee reasonably believes that to do so would constitute a breach of law or duty of confidentiality.

NO FURTHER OBLIGATIONS
               3.17 The Senior Creditors agree that the Trustee has no
                    obligations, other than those in clause 3.13, either initially or on a continuing basis:

                    (a) to keep itself informed, or to inform a Senior Creditor, about the performance by an Obligor of its obligations under the Senior Finance Documents; or

                    (b) to provide a Senior Creditor with any information or documents with respect to an Obligor (whether coming into its possession before or after accommodation is provided under the Senior Finance Documents).

INDIVIDUAL RESPONSIBILITY OF SENIOR CREDITORS
               3.18 Each Senior Creditor acknowledges for the benefit of the
                    Trustee and each of its Related Entities that the Senior Creditor has:

                    (a)  entered into the Senior Finance Documents; and

                    (b) made and will continue to make its own independent investigation of the financial condition and affairs of each Obligor based on documents and information which it considers appropriate; and

                    (c) made and will continue to make its own appraisal of the creditworthiness of each Obligor; and

                    (d) made its own assessment and approval of the margin, fees and other return to be obtained under the Senior Finance Documents,

               without relying on the Trustee (in whatever capacity) or any of its Related Entities or on any representation made by any of them.

EXONERATION OF TRUSTEE
               3.19 Neither the Trustee nor any of its respective directors, officers, employees, agents, attorneys or Related Entities is responsible or liable to any Senior Creditor:

                    (a) because an Obligor fails to perform its obligations under the Senior Finance Documents; or

                                                                              33
--------------------------------------------------------------------------------
                    (b)  for the financial condition of an Obligor; or

                    (c) because any statement, representation or warranty in a Senior Finance Document is incorrect or misleading; or

                    (d) for the effectiveness, genuineness, validity, enforceability, admissibility in evidence or sufficiency of the Senior Finance Documents or any document signed or delivered in connection with the Senior Finance Documents; or

                    (e) for acting or for refraining from acting in accordance with the instructions of a Majority of Senior Creditors or all the Senior Creditors.

               Without limiting this clause 3.19, the Trustee is not responsible nor liable to any Senior Creditor for anything done or not done in connection with the Senior Finance Documents by the Trustee or its respective directors, officers, employees, agents, attorneys or Related Entities except to the extent that the act or omission amounts to fraud, gross negligence or wilful misconduct by the Trustee or its delegates or gross or wilful breach by it or its delegates of its or their obligations in its capacity as trustee for the Senior Creditors.

TRUSTEE IN CAPACITY OF A SENIOR CREDITOR
               3.20 If the Trustee is also a Financier or Hedge Counterparty, then in its capacity as a Financier or Hedge Counterparty it:

                    (a) has the same rights and obligations under the Senior Finance Documents as the other Financiers and Hedge Counterparties; and

                    (b) may exercise those rights and agrees to observe those obligations independently from its role as Trustee as if it were not the Trustee.

TRUSTEE DEALING IN DIFFERENT CAPACITIES
               3.21 The Trustee may:

                    (a) engage in any kind of banking, trust or other business with an Obligor or the Senior Creditors or any of their Related Entities; and

                    (b) accept fees and other consideration from an Obligor or any of the Obligor's Related Entities for services in connection with the Senior Finance Documents or any other arrangement, as if it were not the Trustee and without having to account to the Senior Creditors for any income it derives in doing so.

               The Senior Creditors release the Trustee from any obligation it might otherwise have to them in relation to these matters.

RESTRICTION ON SENIOR CREDITORS EXERCISING RIGHTS
               3.22 A Senior Creditor may exercise a right in respect of a matter referred to in clauses 3.5 to 3.12 against an Obligor under any Senior Finance Document independently of the Trustee only if:

                                                                              34
--------------------------------------------------------------------------------
                    (a) the Trustee has been instructed in accordance with clauses 3.5 to 3.12 to exercise the right; and

                    (b) the Trustee has not done so within a reasonable time (and then only if any request by the Trustee under clause 3.30 for funds in connection with the exercise has been complied with), and subject to the Senior Creditor being permitted to exercise such a right under any relevant agency provisions which may apply to the Senior Creditor under any Senior Finance Document other than this deed.

NOTICE OF TRANSFER
               3.23 The Trustee may treat each Senior Creditor as the holder or obligor of the rights and obligations of that Senior Creditor for all purposes under the Senior Finance Documents until a transfer certificate (or other notice of the assignment or transfer satisfactory to the Trustee) signed by the substitute, assignee or transferee is given to the Trustee in accordance with clause 14.

SENIOR CREDITOR TO PAY OVER AMOUNTS RECEIVED DIRECTLY
               3.24 If a Senior Creditor receives or recovers an amount due to it under a Senior Finance Document after the Trustee has made a declaration under clause 8.2(a) (but not clause 8.2(b)) other than through distribution by the Trustee under this deed, then it agrees to:

                    (a)  notify the Trustee promptly; and

                    (b) pay an amount equal to that amount to the Trustee within two Business Days after receiving it.

               If the Senior Creditor receives the amount by applying a set-off, the set-off occurs when the Senior Creditor records the set-off in its books of account.

               The amount paid to the Trustee is to be:

                    (c) taken to have been received by the Trustee and not by the Senior Creditor who receives it (and the Amount Owing of that Senior Creditor is to continue to include that amount); and

                    (d) distributed by the Trustee to the parties entitled to it in accordance with their entitlements under this deed.

PRO-RATA REFUNDS
               3.25 If a Senior Creditor who receives an amount referred to in clause 3.24 is obliged to refund any part of it under laws relating to Insolvency Events, then each Senior Creditor to which that amount was distributed under clause 9 agrees to pay to the Trustee (for payment to the Senior Creditor who has to make the refund) its pro rata share of the amount required to be refunded.

PROCEEDS OF LITIGATION

               3.26 Despite clause 3.24, where a Senior Creditor recovers an amount in legal proceedings it has brought as permitted by clause 3.22, the Senior Creditor may retain the recovered amount and need not pay the recovered amount to the Trustee or share it with any other party who could have joined in

                                                                              35
--------------------------------------------------------------------------------
                    the proceedings (or could have taken separate proceedings) but did not.

               If more than one Senior Creditor takes proceedings it has brought as permitted by clause 3.22, the recovered amount is to be shared by each of those Senior Creditors in the proportion that the amount due for payment to it at that time bears to the total of the amounts at that time due for payment to all the Senior Creditors who take proceedings.

               In each case, any surplus is to be paid to the Trustee.

AMENDMENT TO DEED
               3.27 Each Senior Creditor authorises the Trustee to agree with the other parties to this deed or any other Senior Finance Document to which the Trustee is a party to a variation or change to this deed or the other Senior Finance Document if:

                    (a) all or a Majority of Senior Creditors (as required under clauses 3.5 to 3.9) have instructed, or are taken to have instructed, the Trustee that they consent to, or approve of, the variation or change; or

                    (b) the Trustee is satisfied that the variation or change is made to correct a manifest error or an error of a minor nature or that the variation or change is only of a formal or technical nature.

SENIOR CREDITORS TO INDEMNIFY AGAINST NON-PAYMENT
               3.28 Each Senior Creditor individually in accordance with its
                    Share indemnifies the Trustee against the non-receipt of a payment from the Obligors and the Costs incurred by the Trustee in funding the amount not paid, if the Trustee:

                    (a) reasonably claims a payment from the Core Borrowers under clause 12 or from any other Obligor under a corresponding provision of any other Senior Finance Document to which the Trustee is a party; and

                    (b) does not receive it within seven days after the claim is made,

               provided that if the payment and Costs relate to a claim by the Trustee for payment on account of one or more Senior Creditors, only each of those Senior Creditors must indemnify the Trustee in the proportion which the Amount Owing to each of them bears the total Amount Owing to all of those Senior Creditors.

               Each Senior Creditor agrees to pay amounts due under this indemnity to the Trustee within 2 Business Days of demand from the Trustee.

THE CORE BORROWERS' BACK-TO-BACK INDEMNITY
               3.29 The Core Borrowers indemnify each Senior Creditor against any liability or loss arising from, and any Costs incurred in connection with, the Senior Creditor making a payment under clause 3.28, clause 3.30 or clause 3.31.


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                                                                              36
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FUNDS BEFORE ACTING
               3.30 If the Trustee proposes to exercise a right arising in its capacity as trustee for the Senior Creditors or take any Action (whether or not at the instruction of a Majority of Senior Creditors or all Senior Creditors) in accordance with this deed and the Trustee reasonably considers this could result in the Core Borrowers or any other Obligor becoming obliged to pay to the Trustee an amount under clause 12 or under a corresponding provision of any other Senior Finance Document to which the Trustee is a party, as the case may be, the Trustee:

                    (a) may request the Senior Creditors (or only the relevant Senior Creditors ("RELEVANT SENIOR CREDITORS") in connection with any action under clause 3.8 or clause 8.2(b) of this deed) to place it in funds at least equal to the amount the Trustee reasonably determines would be the Core Borrowers' liability; and

                    (b) need not act until the Senior Creditors or Relevant Senior Creditors (as the case may be) do so.

               Each Senior Creditor or Relevant Senior Creditor (as the case may be) agrees to fund the Trustee rateably in accordance with its Share.

IF A SENIOR CREDITOR DOES NOT FUND
               3.31 If a Senior Creditor or a Relevant Senior Creditor (as the
                    case may be) does not fund the Trustee under clause 3.30 within a period determined by the Trustee to be reasonable, then the Trustee agrees to promptly request each other Senior Creditor or other Relevant Senior Creditor (as the case may be) to fund the defaulting Senior Creditor's share. If one or more other Senior Creditors or Relevant Senior Creditors (as the case may be) agree to fund the defaulting Senior Creditor's or Relevant Senior Creditor's (as the case may be) share, then the obligations of the Senior Creditors or Relevant Senior Creditors (as the case may be) under clause 3.30 are taken to be satisfied. Each Senior Creditor agrees that:

                    (a) a payment by a Senior Creditor to the Trustee under this clause 3.31 constitutes a loan by the Senior Creditor to the defaulting Senior Creditor; and

                    (b) the loan accrues interest at the rate and in the manner notified by the paying Senior Creditor to the defaulting Senior Creditor and the Trustee.

               The defaulting Senior Creditor agrees to pay to the Trustee (for the account of each funding Senior Creditor) on demand from the Trustee the loan principal and interest on each loan.

CORE BORROWERS' COSTS OBLIGATION NOT AFFECTED
               3.32 A payment by a Senior Creditor under clauses 3.28, 3.30 or
                    3.31 does not relieve the Core Borrowers of their obligations under clause 12 or any other Obligor of its obligations under any corresponding provisions of any other Senior Finance Document.


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COMPLIANCE MAY BE ASSUMED
               3.33 In relation to any act of the Trustee, neither the Obligors nor the Junior Creditors need enquire:

                    (a) whether the Trustee needed to consult or has consulted the Senior Creditors; or

                    (b) whether instructions have been given to the Trustee by a Majority of Senior Creditors or all Senior Creditors; or

                    (c)  about the terms of any instructions.

               As between the Trustee and the Obligors, all action taken by the Trustee under the Senior Finance Documents is taken to be authorised under this deed unless the Core Borrowers have actual notice to the contrary.

               As between the Trustee and the Junior Creditors, all action taken by the Trustee under this deed is taken to be authorised by the Senior Creditors unless the Junior Creditors have actual notice to the contrary.

TRUSTEE IS NOT RESPONSIBLE FOR SENIOR CREDITOR'S BREACH
               3.34 The Trustee is not responsible to the Obligors if a Senior
                    Creditor does not observe its obligations under the Senior Finance Documents.

DELEGATION BY TRUSTEE
               3.35 The Trustee may employ agents and attorneys and may delegate any of its rights or obligations in its capacity as trustee for the Senior Creditors without notifying the Senior Creditors of the delegation.

DUTIES WHEN DELEGATING
               3.36 The Trustee agrees to exercise reasonable care in selecting delegates and to supervise their actions.

RESPONSIBILITY FOR DELEGATES
               3.37 The Trustee is responsible for any loss arising due to the fraud, gross negligence or wilful misconduct of a delegate or gross or wilful breach by the delegate of their obligations.

TRUSTEE MAY RELY ON COMMUNICATIONS AND OPINIONS
               3.38 In relation to the Senior Finance Documents, the Trustee may rely:

                    (a) on any communication or document it believes to be genuine and correct and to have been signed or sent by the appropriate person; and

                    (b) as to legal, accounting, taxation or other professional matters, on opinions and statements of any legal, accounting, taxation or professional advisers used by it.

FORCE MAJEURE
               3.39 Despite any other provision of this deed, the Trustee need not act (whether or not on instructions from one or more of the Senior Creditors) if it is impossible to act due to any cause beyond its control (including war, riot, natural disaster, labour dispute, or law taking effect after the date of this agreement). The Trustee agrees to notify each


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                                                                              38
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                    Senior Creditor promptly after it determines that it is
                    unable to act.

NO RESPONSIBILITY FOR FORCE MAJEURE
               3.40 The Trustee has no responsibility or liability for any loss or expense suffered or incurred by any party as a result of its not acting for so long as the impossibility under clause
                    3.39 (Force majeure) continues. However, the Trustee agrees to make reasonable efforts to avoid or remove the causes of non-performance and agrees to continue performance under this deed promptly when the causes are removed.

AUTHORITY TO EXECUTE
               3.41 Each other party to this deed irrevocably authorises the
                    Trustee to execute any New Obligor Accession Deed signed by a new Obligor on its behalf.


4              SUBORDINATION
--------------------------------------------------------------------------------
SUBORDINATION
               4.1  Despite any other agreement between a Junior Creditor and an
                    Obligor but except as permitted by clauses 4.6 and 4.7, each party agrees with each other party that no part of the Junior Debt is due for payment or capable of being declared due for payment unless:

                    (a)  the Senior Debt is satisfied or repaid in full; or

                    (b)  an Event occurs; or

                    (c) that Junior Debt is refinanced by Qualifying Subordinated Debt or Consolidated Senior Debt.

RIGHTS AND OBLIGATIONS FOLLOWING AN EVENT
               4.2 If an Event occurs, then the Junior Debt is payable immediately.

               4.3 If an Event occurs, then each Junior Creditor agrees, on request from the Trustee, to:

                    (a)  prove for the whole of its Relevant Junior Debt; and

                    (b) immediately send to the Trustee a copy of its notice of proof.

               4.4 A Junior Creditor may not prove for its Relevant Junior Debt except following a request from the Trustee under clause 4.3.

               4.5 Except as permitted by clause 4.7, if a Junior Creditor receives or recovers any money on account of that Junior Creditor's Relevant Junior Debt (but excluding any payment to the Junior Financiers under or on account of the Texas Guarantee) or any amount is paid to any person in connection with that Junior Creditor's Relevant Junior Debt (excluding any payment to the Junior Financiers under or on account of the Texas Guarantee but including, without limitation, to an


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                                                                              39
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                    assignee of that Junior Creditor's Relevant Junior Debt),
                    whether by way of repayment, satisfaction or otherwise and whether from an Obligor or from any other person, including, without limitation, a liquidator, provisional liquidator or administrator of an Obligor, then that Junior Creditor agrees forthwith to pay to the Trustee for the account of the Senior Creditors, without the need for any demand, an amount equal to the lesser of the full amount so received, recovered or paid and the full amount of the Senior Debt at that time.

JUNIOR CREDITOR UNDERTAKINGS
               4.6 A Junior Creditor may not, without the prior written consent of the Trustee or, following the occurrence of an Event of Default, except as directed by the Trustee:

                    (a) directly or indirectly demand payment of, sue for, accept payment or repayment of (except for demands, suits, payments or repayments which are permitted under clause 4.7) or in any way allow by reduction of an Obligor's assets or otherwise, the discharge, satisfaction or extinguishment of its Relevant Junior Debt (except as a result of a payment under or on account of the Texas Guarantee or for the purposes of exercising rights under the Texas Guarantee); or

                    (b) vary or amend any agreement or document under which an Obligor's obligations in respect of its Relevant Junior Debt arise if such variation or amendment would result in its Relevant Junior Debt ceasing to be subordinated to the Senior Debt on the terms of this clause 4; or

                    (c) set off its Relevant Junior Debt against any Indebtedness of the Junior Creditor to the Obligor; or

                    (d) assign, charge or otherwise deal with its Relevant Junior Debt unless the assignee, chargee or other person to the dealing (or its trustee or agent) has agreed to be bound as a Junior Creditor under this deed and has executed and delivered to the Trustee a New Creditor Accession Deed or a Deed of Subordination; or

                    (e) accept the benefit of any guarantee in respect of its Relevant Junior Debt other than a guarantee which creates Subordinated Guarantee Debt or in the case of the Junior Financiers, the Texas Guarantee; or

                    (f) suffer to exist or take a Security Interest to secure payment of its Relevant Junior Debt; or

                    (g) except as permitted by clause 6.3(k), borrow or raise money from or otherwise become indebted to an Obligor; or

                    (h)  convert any Junior Debt into shares in an Obligor.

PERMITTED JUNIOR CREDITOR PAYMENTS
               4.7  So long as:

                    (a)  no Senior Debt is due and payable but unpaid; and


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                                                                              40
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                    (b)  no Event of Default or Potential Event of Default has
                         occurred and is subsisting; and

                    (c) the payment is permitted under clause 6.5 (except in the case of a payment in respect of the Intercompany Loan Debt of TXU8 under TXUA - TXU8 Loan Agreement),

               an Obligor may pay, prepay, repay, satisfy or discharge, and a Junior Creditor (other than Texas) may receive and retain, payments of interest, payments, prepayments or repayments of principal and any other amounts which are due and owing on the Junior Debt (other than on the Texas Indemnity or on any Subordinated Guarantee Debt) not earlier than the date the same are due in accordance with or as contemplated by, and in the amounts contemplated by, the terms of the Junior Finance Documents (except in the case of the Junior Finance Debt which may be repaid earlier than the date it is due provided it is repaid (directly or indirectly) from Qualifying Subordinated
               Debt) and the Junior Creditors (other than Texas) may make demands in respect of, or so as to establish a liability to pay, any amount so permitted to be paid.

               4.8 Except as permitted by clause 4.7 or with the prior written consent of the Trustee or, following the occurrence of an Event of Default, as directed by the Trustee, a Junior Creditor may not take any action to recover the Relevant Junior Debt including, without limitation, by:

                    (a)  voting for the winding up of an Obligor; or

                    (b)  requisitioning a meeting to consider:

                         (i)  a resolution for the winding up of an Obligor; or

                         (ii) a scheme of arrangement for an Obligor; or

                         (iii) a resolution for the appointment of an
                              administrator to an Obligor; or

                    (c)  applying to the court to wind up an Obligor.

               4.9 If a liquidator, provisional liquidator or administrator of an Obligor sets off against the Relevant Junior Debt any amounts in respect of which a Junior Creditor is indebted to the Obligor, then the Junior Creditor indemnifies the Senior Creditors against Loss they suffer because the amount set off is not part of its Relevant Junior Debt.

OBLIGORS
               4.10 Each Obligor may not, without the consent of the Senior
                    Creditors:

                    (a) permit or suffer any guarantee, indemnity or guarantee and indemnity to be given in respect of the Junior Debt other than a guarantee or guarantee and indemnity which creates Subordinated Guarantee Debt or in the case of the Junior Finance Debt, the Texas Guarantee; or

                    (b) suffer to exist or grant a Security Interest to secure payment of the Junior Debt; or


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                                                                              41
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                    (c)  directly pay (except for payments or repayments which are permitted under clause 4.7) or in any way reduce the Obligor's assets to discharge the Junior Debt; or

                    (d) vary or amend any agreement or document under which the Obligor's obligations in respect of its Junior Debt arise if such variation or amendment would result in its Junior Debt ceasing to be subordinated to the Senior Debt on the terms of this clause 4; or

                    (e) set off the Junior Debt against any Indebtedness of the Junior Creditor to the Obligor; or

                    (f) enter into any arrangement which results in the Junior Debt not being subordinated to the Senior Debt on the terms of this clause 4; or

                    (g) create, grant, extend or permit to subsist or be imposed any Security Interest ranking in priority to, equally with or subsequent to the Senior Debt or any Security Interest for the Senior Debt; or

                    (h) take any action to recover any amount owing under or any amount it is entitled to receive under an Intercompany Loan Agreement including, without limitation, by doing any of the things specified in clause 4.8; or

                    (i) except as permitted by clause 6.3(k), be the creditor in respect of any Indebtedness; or

                    (j)  convert any Junior Debt into shares in that Obligor.

               4.11 Except as permitted under clause 4.7, each Obligor agrees to notify the Trustee immediately if it receives a demand whether direct or indirect for payment of any of the Junior Debt.

REVOCATION OF APPROVALS
               4.12 Any approval given by the Trustee in connection with this deed immediately terminates if:

                    (a) a Junior Creditor or an Obligor defaults under this deed; or

                    (b) the Obligor is unable to pay its debts as they fall due; or

                    (c)  an Event occurs; or

                    (d) the Trustee demands payment of the Senior Debt from an Obligor in accordance with the Senior Finance Documents.

PRESERVATION OF SENIOR CREDITOR'S RIGHTS
               4.13 No obligation of a Junior Creditor arising under this deed is released or abrogated, prejudiced or affected by any act matter or thing that a Senior Creditor may do or omit to do which but for this provision would or might release, abrogate, prejudice or affect the obligations of the Junior Creditor including, without limitation:


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                                                                              42
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                    (a)  the granting of time, credit or any indulgence or
                         concession to an Obligor or any Surety by the Trustee or a Senior Creditor or by any compounding or compromise, release, abandonment, waiver, variation, relinquishment, renewal or transfer of any securities, documents of title, assets or any rights of a Senior Creditor against an Obligor or any Surety of any other person or by neglect or omission to enforce any such rights;

                    (b) the liquidation, receivership, official management or administration of an Obligor, any Junior Creditor or any Surety which is an entity or the bankruptcy or death of any Surety who is a natural person, or any Junior Creditor or an Obligor or any Surety entering into any compromise or assignment of property or scheme of arrangement or composition of debts or scheme of reconstruction;

                    (c) any person giving a guarantee or other Security Interest in respect of all or any of the Senior Debt;

                    (d) failure by an Obligor or any Surety or any other person to provide any Security Interest which ought to be provided or to have been provided under any agreement in respect of all or any part of the Senior Debt;

                    (e) any alteration, addition or variation to any agreement in respect of all or any part of the Senior Debt;

                    (f) any Security Interest held or taken at any time by a Senior Creditor for all or any part of the Senior Debt being void, defective or informal;

                    (g) an Obligor or any Surety being discharged from its obligation to pay all or any of the Senior Debt otherwise than by payment or satisfaction of those moneys to a Senior Creditor; or

                    (h) a Junior Creditor being discharged from its obligations to a Senior Creditor under this deed.

               4.14 If a Senior Creditor holds any other Security Interest for or right in respect of all or any of the Senior Debt, then:

                    (a) the Senior Creditor need not resort to that other Security Interest or right before enforcing its rights under this deed;

                    (b) the liability of each Junior Creditor under this deed is not affected by reason that the other Security Interest or right is or may be wholly or partly void or unenforceable.

               4.15 This deed does not prejudicially affect and is not
                    prejudicially affected by any Security Interest or guarantee held by a Senior Creditor either at the date of this deed or at any subsequent time.

               4.16 Nothing contained in this deed merges, discharges,
                    extinguishes, postpones, lessens or prejudices any Security Interest now held or which may subsequently be held or taken by a Senior Creditor for payment of any of the Senior Debt. Nor does this deed or any Security Interest:


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                                                                              43
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                    (a)  affect:

                         (i) any right or remedy which the Senior Creditor now has or subsequently may have or be entitled to by law, equity or statute against any other person as surety or on any bill of exchange, promissory note, letter of credit or other negotiable instrument; or

                         (ii) security to the Senior Creditor for all or part of
                              the Senior Debt; or

                    (b) operate as a payment of the Senior Debt until the same has been actually paid in cash.

               Nothing in any Security Interest and no other right or remedy which a Senior Creditor has or subsequently may have apart from this deed discharges, extinguishes, postpones, lessens or otherwise prejudices this deed. A Senior Creditor is not under any obligation to resort to any Security Interest in priority to this deed.

               4.17 The subordination under this deed is a continuing
                    subordination and remains in full force until payment in full of the Senior Debt.

POWER OF ATTORNEY
               4.18 Each Junior Creditor irrevocably appoints the Trustee and each Authorised Officer of the Trustee severally its attorney.

               4.19 Each attorney may:

                    (a) in the name of the Junior Creditor or the attorney do anything which the Junior Creditor may lawfully do to exercise a right of proof of the Junior Creditor following an Event occurring (including, without limitation, executing drawdown notices, repayment notices or any notice in relation to amounts payable under Intercompany Loan Agreements, executing deeds and instituting, conducting and defending legal proceedings and receiving any dividend arising out of that right); and

                    (b) delegate its powers (including, without limitation, this power of delegation) to any person for any period and may revoke a delegation; and

                    (c) exercise or concur in exercising its powers even if the attorney has a conflict of duty in exercising its powers or has a direct or personal interest in the means or result of that exercise of powers.

               4.20 The Junior Creditor agrees to ratify anything done by an attorney or its delegate in accordance with clause 4.19.

               4.21 The Junior Creditor may not exercise the right of proof referred to in clause 4.19 independently of the attorney.


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APPLICATION AS BETWEEN JUNIOR FINANCE DEBT AND TEXAS INDEMNITY
               4.22 If the Senior Debt has been paid in full, the provisions of clause 4 apply (whether or not an Event has occurred) as between the Junior Financiers, Texas and the Obligors as if:

                    (a) a reference to the Senior Creditors were a reference to the Junior Financiers;

                    (b) a reference to the Senior Debt were a reference to the Junior Finance Debt;

                    (c) a reference to the Junior Debt were a reference to the Texas Indemnity and the Intercompany Loan Debt of TXU8 under the TXUA - TXU8 Loan Agreement;

                    (d) a reference to the Trustee were a reference to the Junior Financiers; and

                    (e) a reference to the Junior Creditors were a reference to Texas and the Obligors.

TEXAS GUARANTEE
               4.23 Nothing in this clause 4 shall restrict the rights of the
                    Junior Financiers under the Texas Guarantee in respect of any amount which is scheduled to be due in accordance with the Junior Finance Documents and, but for this clause 4, would be due and payable to the Junior Financiers.

CORPORATIONS LAW
               4.24 This clause 4 is intended to operate as a "debt
                    subordination" (as defined in section 563C(2) of the Corporations Law) by each Junior Creditor.

OBLIGORS
               4.25 Each Obligor acknowledges and agrees that any amendment or variation to any Senior Finance Document does not affect, prejudice or relieve any of the Obligors of their respective obligations under the Intercompany Loan Agreements.

TEXAS
               4.26 The parties acknowledge that the only obligations incurred by Texas in entering into this deed are as a Junior Creditor and that those obligations only arise to the extent to which Texas has any right (whether arising by indemnity, contribution, subrogation or otherwise) against a Core Borrower or Eastern in connection with any payment by Texas under the Texas Guarantee.

NOTICE TO JUNIOR CREDITORS
               4.27 Each Obligor undertakes to notify the relevant Junior
                    Creditors as soon as it becomes aware of:

                    (a) any Senior Debt being due and payable but unpaid;

                    (b) the occurrence of any Event of Default or Potential Event of Default; or


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                                                                              45
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                    (c)  it being precluded by clause 6 from making any payment or repayment in respect of the Junior Debt owing to those Junior Creditors.


5              REPRESENTATIONS AND WARRANTIES
--------------------------------------------------------------------------------
REPRESENTATIONS AND WARRANTIES
               5.1  Each Obligor represents and warrants (except in relation to matters disclosed to the Trustee by the Obligor and accepted by the Trustee in writing) that:

                    (a) (INCORPORATION AND EXISTENCE) it has been incorporated as a company limited by shares in accordance with the laws of its place of incorporation, is validly existing under those laws and has power and authority to carry on its business as it is now being conducted; and

                    (b) (POWER) it has power (including, without limitation, power under the Partnership Deed, in the case of each Core Borrower) to enter into the Transaction Documents to which it is a party and observe its obligations under them; and

                    (c) (AUTHORISATIONS) it has in full force and effect the Authorisations necessary for it to enter into the Transaction Documents to which it is a party, to observe its obligations and exercise its rights under them and to allow them to be enforced; and

                    (d) (VALIDITY OF OBLIGATIONS) its obligations under the Transaction Documents to which it is a party are valid and binding and are enforceable against it in accordance with their terms except to the extent limited by equitable principles and laws affecting creditors' rights generally; and

                    (e) (NO CONTRAVENTION OR EXCEEDING POWER) the Transaction Documents to which it is a party and the transactions under them which involve it do not :

                         (i)  contravene its constituent documents (if any); or

                         (ii) contravene any law or obligation by which it is
                              bound or to which any of its assets are subject which, in the case of the Licences or the Material Contracts to which it is a party, has or is likely to have a Material Adverse Effect; or

                         (iii) cause a limitation on its powers or the powers of
                              its directors to be exceeded; and

                    (f) (ACCOUNTS) its most recent audited Financial Statements last given to the Trustee are a true and fair statement of its financial position as at the date to which they are prepared and disclose or reflect all its actual and contingent liabilities as at that date; and


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                                                                              46
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                    (g)  (CONSOLIDATED ACCOUNTS) if it is required to prepare
                         consolidated Financial Statements under the
                         Corporations Law, the most recent audited consolidated Financial Statements of the economic entity constituted by it and the entities which it controls last given to the Trustee are a true and fair statement of the economic entity's financial position as at the date to which they are prepared and disclose or reflect all the economic entity's actual and contingent liabilities as at that date; and

                    (h) (NO MATERIAL CHANGE) there has been no change in its financial position since the date to which its Financial Statements last given to the Trustee were prepared which is likely to have a Material Adverse Effect; and

                    (i) (NO MATERIAL CHANGE TO ECONOMIC ENTITY) if it is required to prepare consolidated Financial Statements under the Corporations Law, there has been no change in the consolidated financial position of the economic entity constituted by it and the entities which it controls since the date to which the consolidated Financial Statements of the economic entity last given to the Trustee were prepared which is likely to have a Material Adverse Effect; and

                    (j) (EVENT OF DEFAULT) no Event of Default which has not been waived or (to the best of its knowledge, information and belief having made due enquiry) Potential Event of Default (except if notice of that Potential Event of Default has been given to the Trustee) continues unremedied; and

                    (k) (DEFAULT UNDER LAW - MATERIAL ADVERSE EFFECT) it is not in default under any Transaction Document to which it is a party or in breach of a law or obligation affecting it or its assets in a way which is or has likely to have a Material Adverse Effect; and

                    (l) (LITIGATION) there is no proceeding or any pending or (to the best of its knowledge, information and belief having made due enquiry) threatened proceeding affecting it or any of its assets before a court, Governmental Agency, commission or arbitrator which could reasonably be expected to result in a Material Adverse Effect; and

                    (m) (NOT A TRUSTEE) it does not enter into any Transaction Document as trustee; and

                    (n) (OWNERSHIP OF PROPERTY) it is the beneficial owner of and has good title to all property held by it or on its behalf and all undertakings carried on by it free from Security Interests other than Permitted Security Interests; and

                    (o) (BENEFIT) it benefits by entering into the Transaction Documents to which it is a party; and


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                                                                              47
--------------------------------------------------------------------------------
                    (p) (SOLVENCY) no Insolvency Event has occurred and is continuing in respect of it; and

                    (q) (NO BENEFIT TO RELATED PARTY) it has not contravened and will not contravene section 243H or section 243ZE of the Corporations Law by entering into any Transaction Document or participating in any transaction in connection with a Transaction Document; and

                    (r) (NO IMMUNITY) it has no immunity from the jurisdiction of a court or from legal process; and

                    (s)  (YEAR 2000) it is Year 2000 Compliant; and

                    (t) (INFORMATION) to the best of its knowledge and belief, having made due enquiry, all historical information provided to each Senior Creditor or a Related Entity of any of them by or on behalf of an Obligor in connection with the Transaction Documents is true and accurate in all material respects as at the date when such information was provided and, to the best of its knowledge, there are no material facts or circumstances which have not been disclosed to each Senior Creditor and which, if disclosed, might reasonably be expected to significantly adversely affect the decision of a person considering whether to provide financial accommodation to an Obligor and all forecasts and projections have been made in good faith; and

                    (u) (SHAREHOLDINGS) from and including the date of Financial Close:

                         (i) Texas is the ultimate holding company of the Core Borrowers; and

                         (ii) the Core Borrowers directly or indirectly own and
                              control all of the issued shares in each other Obligor; and

                    (v) (CONTROL) Texas ultimately controls the composition of the board of directors of each Obligor and no person other than Texas and the board of directors of the relevant Obligor has management and operational control of an Obligor; and

                    (w) (SUBSIDIARIES) all Subsidiaries of the Core Borrowers are Obligors other than the Excluded Subsidiaries and the Core Borrowers do not have any Subsidiaries other than those notified by them to the Trustee; and

                    (x) (RANKING) its obligations under the Senior Finance Documents to which it is a party rank in all respects:

                         (i) at least equally with all its other unsecured and unsubordinated indebtedness (actual or contingent and whether present or future), except liabilities mandatorily preferred by law; and

                                                                              48
--------------------------------------------------------------------------------
                         (ii) in terms of repayment or payment in winding up, in
                              priority to all Subordinated Indebtedness and other Junior Debt; and

                    (y) (TAXATION) to the best of its knowledge, information and belief having made due enquiry, it has complied with all material taxation laws in all jurisdictions in which it is subject to Taxes, it has paid all material Taxes due and payable by it, other than Contested Taxes; and

                    (z) (INSURANCE) all insurances considered appropriate by each Obligor and the Trustee and which are available on reasonable and commercial terms to that Obligor's:

                         (i) business, assets and operations, including loss of revenue arising from loss or damage to its own assets or the assets of all suppliers or customers; and

                         (ii) public liability in regard to all operations in
                              respect of general and products liability, including the failure of gas supply liability, bushfire liability; and

                         (iii) professional indemnity liability; and

                         (iv) directors and officers liability,

               have been effected and are in full force and effect, it has not made any material misstatement or misrepresentations or omitted to disclose any material facts to the insurers or their agents in relation thereto and it is not aware of any reason giving rise to any right or likelihood that any such policies may be terminated or that any insurers thereunder will refuse to pay any claim when made; and

                    (aa) (INTELLECTUAL PROPERTY) it owns, or has the right and licence to use, all trade secrets, confidential information, know-how, patents, trade marks, designs (whether registered or unregistered), copyright, and computer programs necessary for the conduct of the Core Business; and

                    (bb) (ENVIRONMENTAL LAWS) the occupation, use and
                         development of each of its Properties complies with all Environmental Laws and all Authorisations required under any Environmental Law relating to those Properties are in full force and effect other than non-compliances which are neither likely to have a Material Adverse Effect nor likely to create any potential liability for the Senior Creditors; and

                    (cc) (LICENCES) the Licences are validly issued under the
                         Gas Industry Act 1994, the Electricity Industry Act 1993 or other relevant legislation, as the case may be, and are in full force and effect and, to the best of its knowledge, no event or circumstance has arisen or is likely to arise which may give rise to any right to revoke, rescind, terminate or suspend any Licence other than an event or circumstance in respect of which:

                                                                              49
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                         (i)  the ORG has issued a `no action' letter which is
                              still in effect indicating that the ORG will not be taking any action; or

                         (ii) there has been insufficient time to obtain a `no
                              action' letter from the ORG and in respect of which it has been demonstrated to the Trustee that there has been diligent pursuit of the issue by the ORG of a `no action' letter and the remedy of any actual or potential contravention of a Licence condition arising from the event or circumstance and that a `no action' letter is likely to be issued by the ORG; or

                         (iii) the event or circumstance could not reasonably be
                              expected to cause the ORG to exercise any right to revoke, rescind, terminate or suspend any Licence; and

                    (dd) (OTHER MATERIAL AUTHORISATIONS) in the case of the
                         Licence Holders, no other material Authorisations are required which have not been or cannot now be obtained by it to enable it to conduct its business; and

                    (ee) (SINGLE PURPOSE COMPANIES) it does not carry on any
                         business activities other than activities in connection with the Core Business; and

                    (ff) [Deleted]; and

                    (gg) (MATERIAL REGULATORY INSTRUMENTS AND CONTRACTS) in the
                         case of each Licence Holder, it is not:

                         (i) (without affecting clause 5.1(cc)), in breach of any Material Regulatory Instrument which has or is likely to have a Material Adverse Effect; and

                         (ii) in default under any Material Contract to which it
                              is a party where such default has or is likely to have a Material Adverse Effect; and

                    (hh) (PARTNERSHIP) the Partnership is a limited partnership established pursuant to the Partnership Deed and within the meaning of and validly constituted and existing and registered under Part 3 of the Partnership Act 1958 of Victoria; and

                    (ii) (EXCLUDED SUBSIDIARIES) none of the Excluded
                         Subsidiaries owns any assets (other than assets relevant to its status as a body corporate and which have a nominal value) or conducts or carries on any business activities.

CONTINUATION OF REPRESENTATIONS AND WARRANTIES
               5.2 The representations and warranties in clause 5.1 are taken also to be made on the date of each Drawdown Notice and on each Drawdown Date and on the date of delivery of a compliance certificate in accordance with clause 6.1(l) of this deed by reference to the then current circumstances. Each Obligor agrees to notify the Trustee of anything that


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                                                                              50
--------------------------------------------------------------------------------
                    happens that would mean it could not truthfully repeat all its representations and warranties in this clause 5 on the date of each Drawdown Notice, on each Drawdown Date and on the date of delivery of a compliance certificate in accordance with clause 6.1(l) of this deed by reference to the then current circumstances. A notification under this clause 5.2 does not limit the Trustee's rights under clause 8.

6              UNDERTAKINGS
--------------------------------------------------------------------------------
GENERAL UNDERTAKINGS
               6.1  Each Obligor undertakes to:

                    (a) (ACCOUNTING RECORDS) keep proper accounting records and ensure that each of its Subsidiaries does the same; and

                    (b) (INFORMATION) give the Trustee any document or other information that the Trustee reasonably requests from time to time; and

                    (c) (COPIES)give the Trustee sufficient copies of any communication or document it is required to give the Trustee so as to enable the Trustee to give one copy to each Senior Creditor; and

                    (d) (STATUS CERTIFICATES) on reasonable request from the Trustee if the Trustee considers in good faith that an Event of Default or Potential Event of Default may have occurred, give the Trustee a certificate signed by two of its directors which states whether an Event of Default or Potential Event of Default continues unremedied; and

                    (e) (MAINTAIN AUTHORISATIONS) obtain, renew on time and comply with the terms of, each Authorisation necessary for it to enter into the Transaction Documents to which it is a party, to observe its obligations and exercise its rights under them and to allow them to be enforced; and

                    (f) (ANNUAL ACCOUNTS) give audited Financial Statements of each Material Operating Subsidiary for each Financial Year to the Trustee as soon as practicable and in any event by no later than 90 days after the end of that year; and

                    (g) (ANNUAL CONSOLIDATED ACCOUNTS) give the audited consolidated Financial Statements of the Group for each Financial Year to the Trustee as soon as practicable and in any event by no later than 90 days after the end of that year; and

                    (h) (HALF YEARLY ACCOUNTS) give the unaudited Financial Statements of each Material Operating Subsidiary for the first half of each Financial Year to the Trustee as soon as practicable and in any event by no later than 60 days after the end of that half year; and

                                                                              51
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                    (i)  (HALF YEARLY CONSOLIDATED ACCOUNTS) give the unaudited consolidated Financial Statements of the Group for the first half of each Financial Year to the Trustee as soon as practicable and in any event by no later than 60 days after the end of that half year; and

                    (j) (QUARTERLY ACCOUNTS) give unaudited quarterly consolidated management accounts for the Group (in a form approved by the Trustee) certified by an Authorised Officer of the Core Borrowers for the Quarters ending 31 March and 30 September in each year to the Trustee as soon as practicable and in any event by no late than 60 days after the end of that Quarter; and

                    (k) (FINANCIAL PROJECTIONS) give annual financial projections (on a consolidated basis incorporating profit and loss, balance sheet and cashflow projections together with a brief commentary and listing the assumptions made in calculating those projections) for the Group for each Financial Year to the Trustee as soon as practicable and in any event by no later than the commencement of that Financial Year; and

                    (l) (COMPLIANCE CERTIFICATE) give to the Trustee promptly after the release of the management accounts for each Quarter, a certificate which certificate must:

                         (i) be signed by an Authorised Officer of the Core Borrowers; and

                         (ii) set out in reasonable detail the computations and
                              financial and other information necessary to establish compliance by the Core Borrowers with the financial undertakings in clause 6.4 (Financial Undertakings); and

                         (iii) state whether any Event of Default or (to the
                              best of its knowledge, information and belief having made due enquiry) Potential Event of Default has occurred and is subsisting; and (iv) in the case of the certificate delivered in connection with the management accounts for the end of a Financial Year, be subsequently confirmed in writing by its auditors at the time of delivery of the annual Financial Statements as being correct so far as it relates to compliance by the Core Borrowers with the financial undertakings in clause 6.4 (Financial Undertakings); and

                         (v)  [Deleted]; and

                         (vi) state the amount and term of the Hedge Agreements
                              entered into by the Core Borrowers and Eastern and that the Core Borrowers and Eastern are in compliance with their obligations under clause 6.2; and

                                                                              52
--------------------------------------------------------------------------------
                    (m) (FINANCIAL STATEMENTS) ensure that the Financial Statements referred to above:

                         (i) are prepared in accordance with Australian Accounting Standards; and

                         (ii) at the time of delivery, give a true and fair view
                              of the state of affairs of the Group or the Material Operating Subsidiary, as the case may be, as at the date on which, and for the period in respect of which, they are prepared or an explanation of any divergence between the Financial Statements as presented and such a true and fair view; and

                    (n) (INCORRECT REPRESENTATION OR WARRANTY) immediately upon becoming aware notify the Trustee if any representation or warranty made by it or on its behalf in connection with a Senior Finance Document is found to be materially incorrect or misleading; and

                    (o) (ENSURE NO EVENT OF DEFAULT) do everything within its powers necessary to ensure that no Event of Default occurs; and

                    (p) (NOTIFY DETAILS OF EVENT OF DEFAULT OR POTENTIAL EVENT OF DEFAULT) if an Event of Default or Potential Event of Default occurs, upon becoming aware, notify the Trustee giving full details of the event and any step taken or proposed to remedy it; and

                    (q) (LITIGATION) promptly notify the Trustee in writing and in reasonable detail, and keep the Trustee informed, of any litigation or administrative or arbitration or other proceedings before or of any Governmental Agency, court, commission or arbitrator taking place, commenced, pending or, to the best of its knowledge, threatened against it or any of its assets:

                         (i) in the case of a Licence Holder, under section 36 of the Office of the Regulator-General Act 1994; or

                         (ii) in the case of a Licence Holder, under the
                              Electricity Industry Act 1993, Gas Industry Act 1994 or the Gas Pipelines Access Law in relation to a "civil penalty provision", "conduct provision" or "regulatory provision" (as defined in those Acts or Law); or

                         (iii) which could reasonably be expected to result in
                              it incurring a liability in excess of $10,000,000 or which has or is likely to have a Material Adverse Effect; and

                    (r) (CONSTITUTION) promptly notify the Trustee of any proposal to change to its constitution; and

                    (s) (ENVIRONMENTAL MATTERS) promptly notify the Trustee of any breach or potential breach of any Environmental Law or other law or of any complaint or the issuing of any proceedings or notice or requirements against or upon

                                                                              53
--------------------------------------------------------------------------------
                         it in respect of, or which is or is likely to result in, any potential environmental liability or contravention of any Environmental Law which has or would have a Material Adverse Effect; and

                    (t) (REGULATORY) in the case of the Licence Holders, provide notice to the Trustee as soon as it becomes aware of any of the following:

                         (i) any material breach of the Gas Industry Act 1994, the Electricity Industry Act 1993, the Office of the Regulator-General Act 1994, the Gas Pipelines Access Law, the Pipelines Act 1967, the Gas Safety Act 1997, National Electricity Law or the Electricity Safety Act 1998;

                         (ii) any breach of a material term of any Licence;

                         (iii) any actual or proposed amendment, variation or
                              cancellation of any of the Licences;

                         (iv) any material breach of a Material Regulatory
                              Instrument or a Material Contract to which it is a party;

                         (v) any actual or proposed material amendment or variation of any Material Contract to which it is a party;

                         (vi) any actual or proposed issue to a third party of a
                              distribution licence in respect of a Distribution Area;

                         (vii) in relation to a class of customers, any actual
                              or proposed issue to a third party of a gas retail licence in respect of a class of customers in the Franchise Area prior to those customers being considered contestable;

                         (viii) any order or provisional order under section 35
                              of the Office of Regulator-General Act 1994 made, served or threatened to be made or served on a Licence Holder or its business by the ORG;

                         (ix) any actual or proposed inquiry under Part 4 of the
                              Office of the Regulator-General Act 1994 concerning a Licence Holder which is likely to have a Material Adverse Effect;

                         (x)  any actual or proposed price determination under
                              Part 3 of the Office of the Regulator-General Act 1994 concerning the Licence Holder prices or charges for distribution services, retail services or other services and cost pass throughs which determination (if made) is likely to have a Material Adverse Effect;

                                                                              54
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                         (xi) the ORG is considering or threatening to appoint
                              an administrator to all or any part of the business of a Licence Holder under the Gas Industry Act 1994 or the Electricity Industry Act 1993 or other equivalent legislation in any other relevant jurisdiction;

                         (xii) the possible or threatened suspension of a
                              Licence Holder under or pursuant to any Material Regulatory Instrument or relevant statute; and

                    (u) (NOTICES) in the case of any Licence Holder, promptly provide to the Trustee a copy of any notice given to it under clause 3.4 of a Distribution Licence or a Retail Licence; and

                    (v) (PERMITTED DISPOSALS) promptly notify the Trustee of any Permitted Disposals (other than disposals in the ordinary course of business) of any single asset or assets having an aggregate value which exceeds $10,000,000 in any Financial Year and provide the Trustee with such information about such Permitted Disposals as the Trustee reasonably requests; and

                    (w) (CORE BUSINESS) engage only in, and continue to engage only in, activities which relate to the Core Business; and

                    (x) (LICENCES) in the case of the Licence Holders, they will:

                         (i) comply in all material respects with the legislation referred to in clause 6.1(t)(i) and the Material Regulatory Instruments where failure to comply has or is likely to have a Material Adverse Effect;

                         (ii) comply with the terms and conditions of the
                              Licences except in respect of an event or circumstance in respect of which:

                              (A) the ORG has issued a "no action" letter, which is still in effect, to a Licence Holder indicating that the ORG will not be taking any action in respect of that event or circumstance; or

                              (B) there has been insufficient time to obtain a "no action" letter from the ORG and the Licence Holder has demonstrated to the Trustee that it has been diligently pursuing the issue by the ORG of a "no action" letter and the remedy of any actual or potential contravention of a Licence condition arising from the event or circumstance and that a "no action" letter is likely to be issued by the ORG; and

                         (iii) take all necessary steps to remedy any breach by
                              the Licence Holder of any Material Regulatory Instrument, any Licence or any Material Contract

                                                                              55
--------------------------------------------------------------------------------
                              to which it is a party or any breach of the legislation referred to in clause 6.1(t)(i) without delay; and

                    (y) (INFRASTRUCTURE) in the case of any Obligor which holds a Distribution Licence , protect, keep, maintain and preserve the Infrastructure in good working order and condition and renew or replace when worn out, obsolete or destroyed all present or future components of the Infrastructure which are necessary for the conduct of the Core Business; and

                    (z) (GOOD STANDING) maintain its good standing, ensure that it remains entitled to carry on business and own property in each jurisdiction in which such entitlement is necessary; and

                    (aa) (LAWS) comply at all times with the requirements of all applicable laws and the lawful orders or decrees of any Governmental Agency where failure to comply is likely to have a Material Adverse Effect; and

                    (bb) (AUTHORISATIONS) in the case of the Licence Holders,
                         promptly obtain, maintain and renew on time each Authorisation to be obtained by it which is necessary for carrying on its Core Business; and

                    (cc) (TAXES) pay when due all Taxes payable by it, other
                         than Contested Taxes; and

                    (dd) (BUSINESS) ensure that its business is conducted in a proper and efficient manner in accordance with prudent business practices and in accordance with legislation referred to in clause 6.1(t)(i), the Licences, the Material Regulatory Instruments, the Material Contracts and Good Operating Practice; and

                    (ee) (COPIES) in the case of the Core Borrowers and each
                         Material Operating Subsidiary, promptly deliver to the Trustee a copy of each report, statement or notice given to its shareholders in their capacity as such where such report, statement or notice is required by law or regulation to be given to such shareholders; and

                    (ff) (INTELLECTUAL PROPERTY) in the case of the Licence
                         Holders, maintain, preserve and protect all copyrights, patents, trade marks (whether registered or common law marks), trade names, trade secrets, confidential information, know-how and other intellectual property material to its business in accordance with prudent business so that the business carried on in connection with them may be properly and advantageously conducted at all times; and

                    (gg) (INSURANCE)

                         (i) keep all of its property and assets insured to the extent it is insurable on reasonable and commercial terms with insurers and on terms approved by the Trustee (which approval may not be unreasonably withheld):

                                                                              56
--------------------------------------------------------------------------------
                              (A) for its full insurable value on a replacement and reinstatement basis and revenue in respect of revenue less variable expenses; and

                              (B) such insurance to be against fire, explosion and other risks which a prudent owner of property of a similar type to that being insured would insure and any other risks reasonably specified by the Trustee with a policy sum insured of not less than the aggregate of the value of assets and insurable revenue; and

                         (ii) maintain insurance for general and products
                              liability including failure to supply and in a form usual to the risks insured by a prudent operator and in a manner reasonably specified by the Trustee for an indemnity limit of not less than A$500,000,000 for any one occurrence; and

                         (iii) maintain insurance for professional indemnity in
                              the form usual to the risks insured by prudent operators and in a manner reasonably specified by the Trustee for an indemnity limit of not less than A$50,000,000; and

                         (iv) maintain insurance for directors and officers
                              liability in the form usual to the risks insured by prudent operators in a manner reasonably specified by the Trustee for an indemnity limit of not less than A$100,000,000; and

                         (v) arrange all insurance policies in such a way to incorporate reasonable deductibles or self insurance retentions and as may be agreed between the Core Borrowers and the Trustee certain assets such as pipelines may be self insured for material damage but not for business interruption; and

                         (vi) maintain with insurers approved by the Trustee
                              (which approval may not be unreasonably withheld), workers compensation, public liability and other insurances which a prudent person engaged in a similar business or undertaking to that of the Obligor would effect or which are reasonably specified by the Trustee; and

                         (vii) arrange the insurances referred to in paragraphs
                              (A) and (B) above to include the interests of the Trustee and to specify the terms of claims management and payment procedures agreed by the Trustee with the Obligors; and

                         (viii) if requested by the Trustee, deposit with the
                              Trustee all insurance policies and certificates of insurance in connection with or comprising any of the properties or assets or liabilities of the Obligors; and

                                                                              57
--------------------------------------------------------------------------------
                         (ix) pay each insurance premium in a manner prescribed
                              by the insurers to ensure the continuity of cover and, on request from the Trustee, produce receipts for the payment; and

                         (x) not do or permit anything to be done or fail to do anything which prejudices any insurance; and

                         (xi) immediately rectify anything which might prejudice
                              any insurance and immediately reinstate the insurance if it lapses; and

                         (xii) not, without the consent of the Trustee,
                              materially restrict the coverage under, cancel or allow to lapse insurance in connection with any of its property, assets and liability; and

                         (xiii) notify the Trustee immediately when an event
                              occurs which gives rise or might give rise to a claim exceeding $5,000,000 under or which could materially prejudice a policy of insurance required by this clause or if any policy of insurance required by this clause is cancelled; and

                         (xiv) [Deleted]; and

                    (hh) [Deleted]; and

                    (ii) [Deleted]; and

                    (jj) [Deleted]; and

                    (kk) (GROUP RELATIONS) except as permitted under clause 4, in relation to any Indebtedness from one Obligor to another Obligor, not take any action or bring any proceedings in respect of any money owing or due for payment in relation thereto or any failure to comply with any obligations thereunder without the prior written consent of the Trustee; and

                    (ll) (MATERIAL CONTRACTS) ensure that each Material Contract to which it is a party remains in full force and effect (except where it is discharged or terminated by performance in accordance with its terms); and

                    (mm) [Deleted]; and

                    (nn) [Deleted]; and

                    (oo) [Deleted]; and

                    (pp) [Deleted]; and

                    (qq) (TXU8 LOAN): ensure that at all times the Indebtedness owed by the TXU8 Borrowers to TXU8 under the TXU8 Loan Agreement (after deducting any Indebtedness owing by TXU8 to the TXU8 Borrowers ) exceeds the amount of the

                                                                              58
--------------------------------------------------------------------------------
                         Consolidated Senior Debt less the Amount Owing to any Transactional Bank in respect of or in connection with any Transactional Banking Facility; and

                    (rr) (TXU8 BORROWERS): ensure that all Obligors (other than the Core Borrowers, Holdco and TXUA) are jointly and severally liable for the Indebtedness owing to TXU8 under the TXU8 Loan Agreement; and

                    (ss) (EASTERN NOTE ISSUE): use its best endeavours to
                         refinance and replace by 30 June 2000 the Eastern Notes issued by Eastern as at the Effective Date with Indebtedness incurred by the Core Borrowers; and

                    (tt) (STATEMENT OF POLICY AND PRINCIPLES): notify the
                         Trustee of any change in the Group's statement of policy and principles in relation to energy trading from that in existence as at the Effective Date and deliver a copy of the revised statement to the Trustee as soon as practicable after the change occurs.

CORE BORROWER'S AND EASTERN'S HEDGE UNDERTAKINGS
               6.2  The Core Borrowers and Eastern undertake as follows:

                    (a) (PERFORM HEDGES): they will perform and observe all of the obligations on their part contained in the Hedge Agreements referred to in this clause 6.2;

                    (b) (MINIMUM HEDGING): with effect on and from the Effective Date, they will have in force Hedge Agreements with financial institutions under which the Group's Interest expense in respect of not less than 50% of the aggregate of all Indebtedness of the Group, with a maturity, program life or availability period of more than 364 days outstanding from time to time, is hedged at all times for a period not less than three years.

               If the Interest payable under an instrument in respect of Indebtedness is calculated by reference to a fixed rate and not a variable rate, the instrument shall be deemed to be a Hedge Agreement for the purpose of this paragraph;

                    (c) (MARK TO MARKET): notwithstanding any other term in any Senior Finance Document and excluding any Hedge Agreements in place as at the Effective Date, the Core Borrowers and Eastern shall not be obliged to enter into any Hedge Agreement which would require the Core Borrowers and Eastern under United States or Australian generally accepted accounting principles, to mark to market the obligations under any one or more Hedge Agreements;

                    (d) (TERMINATION): they will not terminate or close out or consent or agree to the termination or closing out of any of the Hedge Agreements to which they are a party as at the Effective Date prior to their stated maturity dates; and


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                    (e)  (MAXIMUM HEDGING): the Core Borrowers may enter into
                         hedging arrangements with Hedge Counterparties not otherwise hedged in accordance with this clause 6.2 but must not at any time enter into interest rate hedging arrangements to hedge in excess of 100% of the Group's Interest expense in respect of the Indebtedness of the Group.

ACCESSION OF HEDGE COUNTERPARTIES
               6.2A
               No financial institution providing hedging facilities which has not agreed to subject itself to the terms of this deed as a Hedge Counterparty will be entitled to share in any of the arrangements constituted by this deed in respect of the Hedge Liabilities.

UNDERTAKING OF HEDGE COUNTERPARTIES
               6.2B
               Except as the Majority of Senior Creditors have previously consented to in writing, no Hedge Counterparty will:

                    (a) demand (other than as may be necessary in order to exercise a right to terminate or close out any hedging transaction as provided in and permitted under clause 6.2B(b)) or receive payment, prepayment or repayment of, or any distribution in respect of, or on account of, any Hedge Liabilities in cash or in kind, or apply any money or property in or towards the discharge of any Hedge Liabilities except:

                         (i) for scheduled payments arising under the terms of the Hedge Agreements; and/or

                         (ii) for the proceeds of enforcement of this deed
                              received and applied in accordance with the terms of this deed and any other Senior Finance Document;

                    (b) exercise any right to terminate or close out any hedging transaction under the Hedge Agreements prior to its stated maturity unless:

                         (i) the Core Borrowers or Eastern (as the case may be) have failed to make any payment due under the Hedge Agreement after any grace periods applicable thereto and such default is not cured within 5 Business Days of notice of such default being given to the Trustee; or

                         (ii) the Trustee has made a declaration under clause
                              8.2(a) of this deed in respect of the Amount Owing to all Senior Creditors; or

                         (iii) the Hedge Counterparty is entitled to exercise
                              such a right under section 5(b)(i) (Illegality) of any Hedge Agreement which is based on the master agreement prepared by the International Swap Dealers Association or the corresponding provision of any other Hedge Agreement; or


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                    (c)  discharge all or any part of the Hedge Liabilities by set-off, any right of combination of accounts or otherwise except if and to the extent that those Hedge Liabilities are permitted to be paid under paragraph
                         (a) above; or

                    (d) permit to subsist or receive after the date of Financial Close any Security Interest or any financial support (including ,without limitation, the taking of any participation, the giving of any guarantee, indemnity or other assurance against loss, or the making of any deposit or payment) for, or in respect of, any of the Hedge Liabilities other than under this deed.

NOTIFICATION OF HEDGE EXPOSURES
               6.2C
               Each Hedge Counterparty must, on request by the Trustee following the occurrence of an Event of Default or Potential Event of Default, give written notice to the Trustee certifying its Hedge Exposure as at the date of the notice.

NEGATIVE UNDERTAKINGS
               6.3
               Each Obligor undertakes that it will not:

                    (a) (ENCUMBRANCES): create or allow to exist or subsist any Security Interest on the whole or any part of its present or future property, except for Permitted Security Interests; and

                    (b)  (DEBT RESTRICTION): in the case of:

                         (i) each Obligor other than the Core Borrowers and TXU8, without the prior written consent of the Trustee (acting on the instructions of the Majority of Senior Creditors), incur any Indebtedness other than Permitted Indebtedness; and

                         (ii) any Obligor, without the prior written consent of
                              the Trustee (acting on the instructions of the Majority of Senior Creditors), incur any Indebtedness (other than the Junior Finance Debt or any Indebtedness incurred by an Obligor under any lease or licence which it is permitted to enter into in accordance with clause 6.3(t) (except for a lease or licence permitted under clause 6.3(t)(iii) and (iv))) which is otherwise permitted under this deed to be incurred in favour of a creditor if that creditor has:

                              (A) any interest in or rights over (including, without limitation, a Security Interest) any assets owned or leased by, or licensed to, or otherwise used by the Group; or


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                              (B)  the benefit of any guarantee, indemnity,
                                   letter of credit, legally binding letter of comfort or suretyship, put option or any similar instrument or obligation ("SUPPORT") in connection with that Indebtedness, unless the Trustee on behalf of the Senior Creditors is granted an equivalent interest in or rights over such assets or Support (as the case may be); and

                         (iii) TXU8, incur any Indebtedness other than Permitted
                              Indebtedness permitted under paragraph (a),(b),
                              (c) and (k) of the definition of "Permitted
                              Indebtedness"; and

                    (c) (DISPOSALS OF ASSETS): sell, transfer or otherwise dispose of any asset (whether in a single transaction or in a series of transactions and whether voluntarily or involuntarily and including by disposal of an asset which is subsequently leased-back):

                         (i) which is an interest in a Licence or Material Contract to which it is a party (except a sale, transfer or other disposal from an Obligor to another Obligor); or

                         (ii) any other asset unless it is a Permitted Disposal,

               provided that the Senior Creditors shall reasonably consider (but without any obligation to approve) any sale and lease-back proposal if the Trustee has received:

                         (iii) a copy of the documents relevant to the
                              transaction;

                         (iv) a satisfactory opinion from an Australian law firm
                              or accounting firm as to the tax implications of the transaction;

                         (v) in circumstances where the Trustee's legal counsel are of the view that there are Australian taxation issues and have recommended that a ruling be obtained from the Australian Taxation Office, a favourable ruling from the Australian Taxation Office; and

                         (vi) evidence that there will be no adverse impact on
                              the cashflow of the Obligors or the rights of the Senior Creditors under the Transaction Documents; and

                    (d) (SECURITISATION): assign, sub-participate an interest in, otherwise dispose of, or create or allow to exist any Security Interest over, receivables arising from network charges, or any other receivables or other monetary assets except for a securitisation programme where the proceeds received or receivable by the Group are applied to permanently repay and reduce Senior Debt and provided that such securitisation programme constitutes a Permitted Disposal; and


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                    (e)  (ENVIRONMENTAL LAW): by any act or omission or series of acts or omissions breach any Environmental Law if the breach has or is likely to have a Material Adverse Effect; and

                    (f) (SPECULATIVE TRANSACTIONS): engage in or enter into any Derivative Transaction or any similar transaction, including in respect of energy trading, other than under Hedge Agreements, unless that transaction would be a transaction which would ordinarily be carried out by a prudent, responsible company carrying on a major utilities business and be in accordance with Good Operating Practice; and

                    (g) (LICENCES): in the case of the Licence Holders, vary or allow to be varied in any material respect a Licence without the prior written consent of the Trustee (acting on the instructions of the Majority of Senior Creditors) (such consent not to be unreasonably withheld); and

                    (h) (VARIATION OF AGREEMENTS): without the prior written consent of the Trustee (acting on the instructions of the Majority of Senior Creditors):

                         (i) vary or allow to be varied any Intercompany Loan Agreement or vary or allow to be varied in any material adverse respect any other Material Contract to which it is party; or

                         (ii) cancel, revoke, surrender or repudiate any
                              Material Contract to which it is a party; or

                         (iii) terminate, permit the termination of or do
                              anything or refrain from doing anything which would entitle any other person to terminate any Material Contract to which it is a party (other than discharge by performance in accordance with its terms) unless it is replaced immediately in substantially the same terms; and

                    (i) (PARTNERSHIPS AND JOINT VENTURES): enter into any partnerships or joint venture agreements or agreements of similar effect without the prior written consent of the Trustee unless entered into in the course of the Core Business; and

                    (j) (SUBSIDIARIES): create or acquire any Subsidiary without the prior written consent of the Trustee (acting on the instructions of the Majority of Senior Creditors) unless:

                         (i) the Subsidiary executes and delivers a New Obligor Accession Deed agreeing to be bound as an Obligor under this deed; and

                         (ii) the Subsidiary executes and delivers a deed
                              agreeing to be bound jointly and severally as a borrower under the TXU8 Loan Agreement; and


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                         (iii) the Trustee is provided with any other documents,
                              instruments and assurances as the Trustee reasonably requires in order to ensure that the Subsidiary is bound as an Obligor under this deed and as a borrower under the TXU8 Loan Agreement and that their New Obligor Accession Deed is enforceable against that Subsidiary; and

                         (iv) the Subsidiary carries on only activities in
                              connection with the Core Business; and

                    (k) (LOANS): be the creditor in respect of any Indebtedness except for:

                         (i) deposits made with a Financier in the ordinary course of business;

                         (ii) in the case of a Licence Holder, Indebtedness
                              extended to customers on arm's-length terms in the ordinary course of business;

                         (iii) loans which are permitted to be made in
                              accordance with clause 6.5;

                         (iv) Permitted Indebtedness; or

                         (v)  as approved in writing by the Trustee; and

                    (l) (ARM'S-LENGTH TERMS): enter into any transaction with any person otherwise than on arm's-length terms and for full market value; and

                    (m)  [Deleted]; and

                    (n) (PARTNERSHIP): in the case of each Core Borrower, resign from, terminate or dissolve the Partnership or attempt to do so without the prior written consent of the Trustee; and

                    (o)  [Deleted]; and

                    (p)  [Deleted]; and

                    (q) (SUBORDINATED DEBT): incur any Subordinated Indebtedness other than Qualifying Subordinated Debt; and

                    (r) (EXCLUDED SUBSIDIARY): permit any Excluded Subsidiary to own any assets (other than assets relevant to its status as a body corporate and which have a nominal value) or to conduct or carry on any business activities unless and until the Excluded Subsidiary has executed and delivered to the Trustee a New Obligor Accession Deed under which it agrees to be bound as an Obligor under this deed and a deed under which it agrees to be bound jointly and severally as a borrower under the TXU8 Loan Agreement; and


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                                                                              64
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                    (s)  (HOLDCO): in the case of Holdco, own any assets (other than assets relevant to its status as a body corporate and which have a nominal value) or conduct or carry on any business activities except:

                         (i) its interest in the ALP Loan Agreement and Holdco-TXUA Loan Agreement; and

                         (ii) the shares held by it in TXUA and TXU (No. 12) Pty
                              Ltd; and

                    (t) (LEASES): enter into or permit to subsist any lease or licence of any assets if the aggregate of all rent or licence fees payable in respect of all such leases and licences exceeds $5,000,000 in any Financial Year, provided that an Obligor may lease or license:

                         (i) interests in real property but excluding any plant and equipment whether or not it is affixed or attached to land and may constitute a fixture;

                         (ii) motor vehicles;

                         (iii) except in the case of TXUA, Generation Assets
                              situated in South Australia upon the condition that the Obligors are not, and will not be, in breach of clause 6.3(b) of this deed in connection with the lease or licence; and

                         (iv) except in the case of TXUA, any other Generation
                              Asset or other Infrastructure Asset provided that:

                              (A) the Obligors are not, and will not be, in breach of Clause 6.3(b) of this deed in connection with the lease or licence; and

                              (B) the arrangements with the lessor or licensor incorporate a right or benefit in favour of the Trustee (on behalf of the Senior Creditors), whether or not an equivalent right or benefit is granted to any specific creditor, that in the event of the lessor or licensor being entitled to repossess the relevant leased or licensed assets and/or terminate the lease or licence, the Trustee will have an entitlement which is enforceable against the lessor or licensor to, either directly or through a nominee:

                                   (aa) receive at least 30 days notice from the
                                        lessor or licensor of the lessor's or
                                        licensor's intention to repossess the
                                        relevant leased or licensed assets
                                        and/or terminate the lease or licence;
                                        and (ab) remedy or procure the remedy
                                        of any defaults by the relevant
                                        Obligor under the lease or licence; and


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                                                                              65
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                                   (ac) enter into possession of and manage and
                                        operate the relevant leased or licensed
                                        assets as if it were the lessee or
                                        licensee provided it agrees to become
                                        bound by the terms of the lease or
                                        licence and perform the obligations of
                                        the lessee or licensee; and

                                   (ad) within a period of not less than 6
                                        months from taking possession, to sell,
                                        transfer, assign, novate or otherwise
                                        dispose of or procure the sale,
                                        transfer, assignment, novation or
                                        disposal of the lease or licence to a
                                        respectable, solvent and skilled person
                                        capable of performing the lessee's or
                                        licensee's obligations under the lease
                                        or licence who is approved by the
                                        lessor; and

                    (u) (GENERATION ASSETS): acquire after the Effective Date any Generation Asset if as a result the aggregate value of all Generation Assets owned or leased by the Group exceeds 20% of the aggregate value of all assets of the Group; and

                    (v) (TXU8): in the case of TXU8, own any assets (other than assets relevant to its status as a body corporate and which have a nominal value) or conduct or carry on any business activities except:

                         (i) its interest in the TXUA - TXU8 Loan Agreement and the TXU8 Loan Agreement; and

                         (ii) its liabilities under any Permitted Indebtedness
                              it is permitted to incur under this deed; and

                         (iii) the shares held by it in TXU9; and

                    (w) (WESTPAC CHARGE): permit or allow any moneys, liabilities or obligations to be secured at any time by the Security Interest referred to in paragraph (e) of the definition of "Permitted Security Interest"; and

                    (x) (TXUA): in the case of TXUA, own any assets (other than assets relevant to its status as a body corporate and which have a nominal value) or conduct or carry on any business activities except:

                         (i) its interest in the TXUA - TXU8 Loan Agreement and the Holdco - TXUA Loan Agreement; and


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                                                                              66
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                         (ii) the shares held by it in TXU8, the TXU Borrowers
                              and the Excluded Subsidiaries; and

                         (iii) any Permitted Indebtedness under this deed; and

                         (iv) general administration and support services for
                              the Group.

FINANCIAL UNDERTAKINGS
               6.4  Each Core Borrower undertakes to ensure that:

                    (a) the ratio of Consolidated Senior Debt (but excluding the Hedge Exposures of the Hedge Counterparties and any other financial institution which is a party to a Hedge Agreement (applying the definition of Hedge Exposure as if that financial institution was a Hedge Counterparty)) to Consolidated Net Worth is no greater than 70:30 at all times; and

                    (b)  the Consolidated Interest Cover Ratio as at:

                         (i) 30 June 2000 and 30 September 2000 will be not less than 1.65:1; and

                         (ii) each subsequent Calculation Date will be not less
                              than 1.75:1; and

                    (c) the Consolidated Net Worth will not be less than $1,300,000,000 at all times.

DISTRIBUTIONS
               6.5  The Core Borrowers shall not:

                    (a) subject to clause 6.8, declare or distribute any declared dividends or make any other distribution whatever to shareholders or holders of equity or capital in the Core Borrowers; or

                    (b) redeem or buy back any of the issued share capital of the Core Borrowers or reduce the capital of the Core Borrowers; or

                    (c) make any loan to any Core Borrower (in its individual capacity) or to any Related Entity (other than an Obligor) or make any payment or repayment of any loan; or

                    (d) prepay or repay any amount of principal in respect of Junior Finance Debt, Qualifying Subordinated Debt or other Subordinated Indebtedness (unless that Junior Finance Debt, Qualifying Subordinated Debt or other Subordinated Indebtedness is repaid (directly or indirectly) by means of or refinanced and replaced by Qualifying Subordinated Debt or Consolidated Senior
                         Debt); or

                    (e) pay any Interest in respect of Junior Finance Debt, Qualifying Subordinated Debt or other Subordinated Indebtedness having a principal amount which exceeds


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                                                                              67
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                         15% of the aggregate of Consolidated Senior Debt and
                         Consolidated Net Worth,

               unless the following conditions are satisfied:

                    (f) no Event of Default or Potential Event of Default is subsisting or would occur as a result of the declaration, distribution, payment, repayment, reduction, redemption or loan; and

                    (g)  the Consolidated Interest Cover Ratio as at:

                         (i) 30 June 2000, 30 September 2000 and 31 December 2000 is not less than 1.90:1; and

                         (ii) each Calculation Date occurring on or after 31
                              March 2001 is not less than 2.00:1; and

                    (h) the Obligors are not in default in respect of any monetary obligation which is included in Consolidated Senior Debt.

               6.6 The Core Borrowers may pay Interest in respect of Junior Finance Debt, Qualifying Subordinated Debt or other Subordinated Indebtedness having a principal amount which is 15% or less of the aggregate of Consolidated Senior Debt and Consolidated Net Worth and the Core Borrowers may elect upon which Junior Finance Debt, Qualifying Subordinated Debt or other Subordinated Indebtedness they pay Interest which they are permitted to pay provided that:

                    (a)  no Senior Debt is due and payable but unpaid; and

                    (b) no Event of Default or Potential Event of Default has occurred and is subsisting; and

                    (c)  the relevant interest rate complies with clause 6.7.

               6.7 The interest rate or effective interest rate applicable to any Interest which the Core Borrowers are permitted to pay under clause 6.6 must be:

                    (a) where the lender is a Related Entity of the Core Borrowers, no more than 5% per annum above the Bank Bill Rate applicable from time to time ; and

                    (b) in all other circumstances, an interest rate or effective interest rate determined on normal arm's length commercial terms.

               6.8 Notwithstanding clause 6.5, the Core Borrowers may not declare or distribute any declared dividends or make any other distribution to shareholders or holders of equity or capital in Core Borrowers (other than permitted payments in respect of Junior Finance Debt, Qualifying Subordinated Debt or other Subordinated Indebtedness) on or before 31 December 2000.


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                                                                              68
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7        [DELETED]

8        DEFAULT
--------------------------------------------------------------------------------
EVENTS OF DEFAULT
               8.1 Each of the following is an Event of Default (whether or not it is within the Obligor's power to prevent it):

                    (a) (PAYMENT): an Obligor does not pay, in the manner provided in a Senior Finance Document, any money payable (excluding Interest) when due or, in the case of Interest, any Interest due under a Senior Finance Document within two Business Days of notice of the non-payment being given by the Trustee to the Obligor (or, where non-payment on its due date has arisen solely by reason of a technical, computer or similar error outside the control of the Obligor, within two Business Days of notice of such non-payment being given by the Trustee to the Obligor); or

                    (b) (BREACH OF FINANCIAL UNDERTAKINGS): a Core Borrower fails at any time to comply with the undertakings in clauses 6.4(a) or 6.4(c) or, in respect of the undertaking in clause 6.4(b):

                         (i) the Core Borrowers fail to deliver to the Trustee a certificate of compliance on the due date as required by clause 6.1(l) (Compliance certificate); or

                         (ii) it is apparent from a certificate of compliance or
                              from the Financial Statements delivered to the Trustee in accordance with clause 6.1 (General undertakings) that the Core Borrowers are in breach of the undertaking in clause 6.4(b); or

                         (iii) a Core Borrower gives notice to the Trustee of a
                              breach of its undertaking in clause 6.4(b); or

                         (iv) the Trustee gives notice in writing to the Core
                              Borrowers that they are in breach of the undertaking in clause 6.4(b) and the Core Borrowers are in fact in breach of that undertaking; or

                    (c) (REGULATORY EVENTS): an Obligor fails to comply with its undertakings in clause 6.1(x) (Licences) or 6.3(h) (Variation of Agreements) or fails to give notice in accordance with clause 6.1(t) (Regulatory) in respect of a matter referred to in clause 6.1(t) which matter has or is likely to have a Material Adverse Effect or is likely to lead to the revocation or cancellation of a Licence or the termination of a Material Contract to which it is a party; or

                    (d) (OTHER DEFAULTS): an Obligor commits any breach of, or defaults in the due performance or observance of, any of its obligations or undertakings under the Senior Finance Documents (other than a breach or default described in paragraph (a), (b) or (c) above) and the


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                                                                              69
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                         breach or default, if capable of remedy, continues
                         unremedied for 30 days after the Obligor receives a notice from the Trustee of the breach or default or, where a specific period of grace is allowed in the Senior Finance Documents for that breach or default, the breach or default remains unremedied at the end of that grace period; or

                    (e) (CROSS DEFAULT): any Indebtedness of an Obligor (other than the Junior Finance Debt or any Qualifying Subordinated Debt) exceeding in aggregate $10,000,000 (or its equivalent in another currency):

                         (i) is not satisfied on time or at the end of any applicable period of grace; or

                         (ii) becomes prematurely payable and is not discharged
                              when due; or

                         (iii) is not discharged at maturity or when duly
                              called; or

                    (f) (EXECUTION AGAINST PROPERTY): execution of a court order or other legal right is levied and not stayed, withdrawn or satisfied within 10 Business Days of being made or a judgment is enforced or an order or Security Interest is enforced, or becomes enforceable, against any property of an Obligor for an amount exceeding $5,000,000; or

                    (g) (MISREPRESENTATION): any representation, warranty or statement made or deemed to be made in a Senior Finance Document or otherwise made or deemed to be made by or on behalf of an Obligor in favour of a Senior Creditor, proves to have been or is found to have been untrue, incorrect or misleading in any material respect when made or deemed made; or

                    (h) (INSOLVENCY EVENT): an Insolvency Event occurs in respect of an Obligor except in the case of a members voluntary winding up or a voluntary deregistration or dissolution of an Obligor which owns no assets and is solvent; or

                    (i) (CESSATION OF BUSINESS): an Obligor stops payment generally, ceases to carry on its business or a material part of it, or threatens to do either of those things, except to effect a members voluntary winding up or to deregister, dissolve, reconstruct or amalgamate while solvent on terms approved by the Trustee; or

                    (j) (REDUCTION OF CAPITAL): an Obligor takes action to reduce its capital or passes a resolution referred to in section 254N of the Corporations Law, in either case without the prior written consent of the Trustee provided that a reduction of capital in relation to shares held by the Core Borrowers in Holdco to facilitate the payment of any portion of the Amount Owing to a Senior Creditor shall be permitted; or


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                                                                              70
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                    (k)  (SHARE BUY-BACK): an Obligor without the prior written consent of the Trustee:

                         (i) effects, or enters or attempts to enter into an agreement to effect, a buy-back of any of its shares other than an employee share scheme buy-back or an odd lot buy-back;

                         (ii) passes a resolution under section 257C or section
                              257D of the Corporations Law, other than a resolution pursuant to an employee share scheme buy-back, or convenes a meeting to consider such a resolution; or

                         (iii) applies to a court to convene any such meeting or
                              to approve any such resolution or buy-back;

               provided that a buy-back of any shares held by the Core Borrowers in Holdco to facilitate the payment of any portion of the Amount Owing to a Senior Creditor shall be permitted and for the purposes of this paragraph words and expressions which are used in this paragraph and which are defined in the Corporations Law have the meanings given to them in the Corporations Law; or

                    (l)  (INVALIDITY):

                         (i) any party to a Finance Document (other than a Senior Creditor) or a person on that party's behalf claims that a Finance Document or a material clause in a Finance Document is wholly or partly void, voidable or unenforceable; or

                         (ii) a Finance Document or a material clause in a
                              Finance Document is or becomes wholly or partly void, voidable or unenforceable, and, if that state of affairs is remediable, and the Obligor and each other party (other than the Trustee) to that Finance Document fails promptly to take all steps reasonably requested by the Trustee to remedy, in co-operation with the Trustee and the other Creditors, the relevant defect; or

                    (m) (CHANGE IN CIRCUMSTANCES): a change occurs in a circumstance which is warranted under a Senior Finance Document to exist or in the business, assets or financial condition of an Obligor or any other event or series of events, whether related nor not, occurs which has, or is likely to have, a Material Adverse Effect and, if capable of remedy, is not remedied within 30 days after the Obligor receives a notice of such event from the Trustee; or

                    (n) (CHANGE OF SHAREHOLDING): if at any time the representation and warranty in clause 5.1(u) is untrue, incorrect or misleading; or

                    (o) (CHANGE OF CONTROL): Texas ceases for any reason to ultimately control the composition of the board of


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                         directors and to have management and operational
                         control of each Obligor; or

                    (p) (CHANGE OF CONSTITUTION): without the prior written consent of the Trustee, an Obligor materially changes, or passes a resolution to materially change, its constitution; or

                    (q) (INVESTIGATION): a person is appointed under the Corporations Law or other companies and securities legislation to investigate any part of the affairs of an Obligor unless the Obligor has demonstrated to the reasonable satisfaction of the Trustee within 10 Business Days of the appointment that no Material Adverse Effect will, or is likely to, result from the investigation or as a consequence thereof; or

                    (r) (SEIZURE): all or any material part of the assets of an Obligor are seized or otherwise appropriated by, or custody thereof is assumed by any Governmental Agency or an Obligor is otherwise prevented from exercising normal control over all or a material part of its assets or loses any of the rights or privileges necessary to maintain its existence or to carry on its business, unless the Obligor has demonstrated to the reasonable satisfaction of the Trustee within 10 Business Days of such seizure, appropriation, assumption of custody or execution ("EXERCISE OF Rights") that no Material Adverse Effect will, or is likely to, result from such Exercise of Rights or as a consequence thereof; or

                    (s) (ENVIRONMENTAL EVENT): any Governmental Agency takes any action, or there is any claim or requirement of substantial expenditure or alteration of activity, under any Environmental Law, or there is any breach or threatened breach of any Authorisation, which is likely to have a Material Adverse Effect or any circumstance arises which may give rise to such action, claim, requirement or breach and, if capable of remedy, the Obligors fail to take steps (to the satisfaction of the Trustee) to remedy the matter within 30 days of becoming aware of such Governmental Agency action, claim, breach or threatened breach; or

                    (t)  (LICENCES):

                         (i) a Licence Holder fails to take any step necessary or desirable to preserve a Licence or to avoid a Licence being placed in jeopardy;

                         (ii) a Licence is varied in a material adverse respect
                              without the prior written consent of the Trustee or is suspended, cancelled, transferred (except to another Obligor), revoked or allowed to lapse;

                         (iii) any person (other than an Obligor) is issued a
                              distribution licence in respect of all or any part of a Distribution Area and the issue of the licence is likely to have a Material Adverse Effect;


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                                                                              72
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                         (iv) a Licence Holder receives any notice of revocation
                              of a Licence;

                         (v)  [Deleted];

                         (vi) an administrator is appointed to all or any part
                              of the business of a Licence Holder under the Gas Industry Act 1994, or the Electricity Industry Act 1993 or any corresponding legislation in a jurisdiction other than Victoria;

                         (vii) the receipt by a Licence Holder of a notice of
                              intention to serve a provisional or final enforcement order or the receipt by a Licence Holder of a provisional or final enforcement order under the Office of the Regulator-General Act 1994 or any corresponding legislation in a jurisdiction other than Victoria; or

                         (viii) a material clause in a Licence is or becomes
                              wholly or partly void, voidable or unenforceable, or is claimed to be so by an Obligor or by anyone on its behalf and, if capable of remedy, that state of affairs is not remedied within 10 Business Days of the Obligor becoming aware of it; or

                    (u) (LEGISLATION): any legislation is passed or amended (including, without limitation, any amendment to the Gas Industry Act 1994, the Electricity Industry Act 1993, the Office of the Regulator-General Act 1994) or a Material Regulatory Instrument is amended which has a Material Adverse Effect; or

                    (v) (VOIDABLE PROVISIONS): a Material Contract or any material provision of a Material Contract is or becomes void, voidable or unenforceable; or

                    (w) (BREACH): there occurs a breach or event of default under any of the Material Contracts , or an Obligor fails to exercise or enforce its rights under any of them, and the breach or failure has or is likely to have a Material Adverse Effect; or

                    (x) (ANY OTHER EVENT): any other event which an Obligor and the Trustee may agree shall be an Event of Default for the purposes of this clause 8.1 occurs; or

                    (y) (CHANGE IN GROUP STRUCTURE): an Obligor (other than the Core Borrowers) ceases to be a wholly owned Subsidiary of the Core Borrowers; or

                    (z) (HEDGE AGREEMENT): an event of default (other than in relation to the Hedge Counterparty) occurs under a Hedge Agreement; or

                    (aa) [Deleted]; or


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                                                                              73
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                    (bb) (SUSPENSION): an event of default or default event
                         occurs in relation to a Licence Holder under the MSO Rules or the National Electricity Code which is likely to lead to the suspension of the Licence Holder under those Rules or that Code; or

                    (cc) (SECURITY INTEREST): any Security Interest is created or allowed to exist or subsist on any shares held in the Core Borrowers or an Obligor creates or allows to exist or subsist a Security Interest on the whole or any part of its present or future property except for a Permitted Security Interest and the Security Interest is not discharged and released within 30 days after the Core Borrowers receive a notice of such event from the Trustee.

CONSEQUENCES OF DEFAULT
               8.2  If an Event of Default occurs, then the Trustee may:

                    (a) if instructed by the Majority of Senior Creditors, declare at any time by notice to the Core Borrowers (or other relevant Obligors, in the case of a Transactional Banking Facility) that:

                         (i) an amount equal to the total Amount Owing to all Senior Creditors is either:

                              (A)  payable on demand; or

                              (B)  immediately due for payment; and/or

                         (ii) the Senior Creditors' obligations specified in the
                              notice are terminated; or

                    (b) if instructed by one or more Senior Creditors in accordance with clause 3.8, declare at any time by notice to the Core Borrowers (or other relevant Obligors, in the case of a Transactional Banking Facility) that:

                         (i) an amount equal to the total Amount Owing to all of the Senior Creditors who are a party to or have the benefit of the Senior Finance Document in respect of which the default has occurred is either:

                              (A)  payable on demand; or

                              (B)  immediately due for payment; and/or

                         (ii) the relevant Senior Creditors' obligations
                              specified in the notice are terminated.

               8.3 The Trustee may make either or both of the declarations referred to in clause 8.2(a) and 8.2(b). The making of either of them gives immediate effect to its provisions. The Core Borrowers or other relevant Obligors (in the case of a Transactional Banking Facility) must pay any amount demanded in accordance with a demand.


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                                                                              74
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               8.4
                    (a)  If the Trustee makes any declaration under clause 8.2:

                         (i) the declaration does not affect or diminish the duties and obligations of an Obligor under the Senior Finance Documents; and

                         (ii) each Obligor must continue to perform its
                              obligations under the Senior Finance Documents as if the declaration had not been made, subject to any directions that may be given by the Trustee (acting upon the instructions of the Majority of Senior Creditors) from time to time in accordance with the Senior Finance Documents.

                    (b) Clause 8.4(a) does not affect the obligations of the Core Borrowers (or other relevant Obligors, in the case of a Transactional Banking Facility) under clause 8.3.

               8.5
                    (a) After a declaration is made under clause 8.2, the relevant Senior Finance Documents may be enforced (but subject always to clause 8.2) without further notice to or consent by an Obligor or any other person even if a Senior Creditor accepts any part of the Amount Owing to it after an Event of Default or there has been any other Event of Default.

                    (b) A Senior Creditor is not liable to any Obligor for any Loss or damage an Obligor may suffer, incur or be liable for arising out of or in connection with the Senior Creditor exercising any right under any Senior Finance Document except for any Loss or damage resulting from the fraud, wilful misconduct or gross negligence of the Senior Creditor.

9        DISTRIBUTION OF RECOVERED MONEY
--------------------------------------------------------------------------------
               9.1 If at any time the Trustee receives money under a Senior Finance Document which is available for distribution (this includes money which is received by the Trustee before a notice is given under clause 8.2(a) but which, for any reason whatsoever, has not been distributed by the time a notice is given under clause 8.2(a)) on or after the Fixed Date whether or not it represents the proceeds of recovery action taken under any Senior Finance Document, then the money must be distributed by the Trustee in accordance with clause 9.4.

               9.2 Unless the Majority of Senior Creditors decide otherwise, money referred to in clause 9.1 does not form part of the Recovered Money on a Recovered Money Distribution Date if in accordance with any Senior Finance Document the money has been placed to the credit of a suspense account in order to preserve rights to prove in the bankruptcy or liquidation of any person.


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               9.3  Any suspense account to which money is placed under clause
                    9.2 is to be an interest bearing account selected reasonably by the Trustee. Interest earned on the account is to be treated as Recovered Money.

               9.4 Recovered Money is to be distributed by the Trustee as soon as practicable after the Trustee receives it as follows:

                    (a)  [Deleted];

                    (b) first, towards satisfaction of all costs, charges and expenses properly incurred by the Trustee in or incidental to the exercise or performance or attempted exercise or performance of any of the rights, powers or remedies conferred under any Senior Finance Document;

                    (c) secondly, towards satisfaction of any other expenses or outgoings in connection with any receivership under or the enforcement of any Senior Finance Document;

                    (d) thirdly, towards payment to the Trustee of any money due to it in its capacity as Trustee under any Senior Finance Document;

                    (e) fourthly, towards payment to each Senior Creditor of an amount (not exceeding the Amount Owing of that Senior Creditor) equal to that Senior Creditor's Share at that time of the Recovered Money;

                    (f) fifthly, to the extent that this deed secures the payment of other amounts, towards payment to the persons entitled to those amounts and, if more than one, in a proportion for each person equal to the proportion that the amount owed to that person bears to the aggregate amount owed to all those persons; and

                    (g) sixthly, the surplus (if any) shall be paid on demand, to the relevant Obligors, but will not carry interest.

               .

               9.5 If at any time the Trustee receives money under a Senior Finance Document after a notice is given under clause 8.2(b) but before a notice is given under clause 8.2(a) (whether or not it represents the proceeds of recovery action taken under any Senior Finance Document) then the money must be distributed by the Trustee in accordance with clause 9.4 except that the references in clause 9.4(e) to "Senior Creditor" shall be limited to the Senior Creditors who have instructed or were entitled to instruct the Trustee to take action under clause 8.2(b) in accordance with clause 3.8 of this deed.

10       REPLACEMENT OF TRUSTEE
--------------------------------------------------------------------------------
REMOVAL OF TRUSTEE
               10.1 A Majority of Senior Creditors may remove the Trustee from office, in each case by notice given to the Trustee, if:


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                                                                              76
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                    (a)  an Insolvency Event occurs or arises in relation to the
                         Trustee; or

                    (b) the Trustee is guilty of negligence or wilful misconduct in the discharge of its duties under this deed.

               Subject to clause 10.3, removal of the Trustee from office will take effect:

                    (c)  (if notice of removal is given pursuant to paragraph
                         (a)): when the notice is given; or

                    (d) (in any other case): 20 Business Days after the notice of removal is given to the Trustee.

RETIREMENT

               10.2 The Trustee may retire as Trustee by giving to Core
                    Borrowers and each other Senior Creditor not less than 30 days' notice of its intention to do so. No retirement takes effect unless:

                    (a) there has been appointed as a successor Trustee approved by the Core Borrowers (which approval may not be unreasonably withheld or delayed) either:

                         (i) a Senior Creditor nominated by a Majority of Senior Creditors or, failing such a nomination;

                         (ii) a reputable and experienced bank or financial
                              institution nominated by the Trustee and acceptable to a Majority of Senior Creditors; and

                    (b) the successor Trustee has obtained title to any guarantee, indemnity, guarantee and indemnity and Security Interest held by the retiring Trustee in a manner approved by each Senior Creditor.

               10.3 Subject to clause 10.4 when a successor Trustee is
                    appointed, the retiring or removed Trustee is discharged (without prejudice to any accrued right or obligation) from any further obligation under the Senior Finance Documents. The new Trustee and each other party to the Senior Finance Documents has the same rights and obligations among themselves as they would have had if the new Trustee had originally been a party to the Senior Finance Documents.

               10.4 The retiring or removed Trustee agrees, at its own expense, to execute and cause its successors to execute documents and do everything else necessary or appropriate to transfer the Trust Fund into the name of the new Trustee and to ensure that all public registers record the new Trustee as the trustee of the Trust Fund.

11       LIMITATION ON LIABILITY
--------------------------------------------------------------------------------
               11.1 [Deleted].

               11.2 [Deleted].


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                                                                              77
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               11.3 [Deleted].

               11.4 [Deleted].

LIMITATION ON LIABILITY
               11.5 The Trustee acknowledges that the liability of TXU Australia
                    (LP) No. 1 Ltd and TXU Australia (LP)_ No. 2 Ltd to contribute to the debts or obligations of the Partnership is, subject to the Partnership Act 1958 of Victoria limited to the amount shown in relation to it in the Register (as defined in the Partnership Act 1958 of Victoria) as to the extent to which it is liable to contribute. Nothing in this deed or the other Transaction Documents imposes any liability on TXU Australia (LP) No. 1 Ltd and TXU Australia
                    (LP) No. 2 Ltd in excess of the limit referred to in this clause 11.5 provided that this limitation does not affect the amount of any Amount Owing, the Guaranteed Money or the liability of the Obligors (other than TXU Australia (LP) No. 1 Ltd and TXU Australia (LP) No. 2 Ltd) under the Senior Finance Documents.

12       COSTS, CHARGES, EXPENSES AND INDEMNITIES
--------------------------------------------------------------------------------
WHAT THE CORE BORROWERS AGREE TO PAY
               12.1 The Core Borrowers agree to pay or reimburse the Trustee and each other Senior Creditor on demand for:

                    (a) the reasonable Costs of the Trustee and each other Senior Creditor in connection with:

                         (i) the negotiation, preparation, execution and registration of and payment of Taxes on any Senior Finance Document; and

                         (ii) their being satisfied that conditions to drawing
                              have been met; and

                         (iii) giving and considering consents, approvals,
                              agreements, waivers, discharges and releases and any variation or amendment of, under, to or otherwise in connection with a Senior Finance Document; and

                    (b)  [Deleted]; and

                    (c) the Costs of the Trustee and each other Senior Creditor in connection with the enforcing of or preserving rights (or considering enforcing or preserving them) under any Senior Finance Document, or doing anything in connection with any enquiry by an authority involving the Obligor or any of its Related Entities; and

                    (d) Taxes and fees (including registration fees) and fines and penalties in respect of fees paid, or that the Trustee reasonably believes are payable, in connection with any Senior Finance Document or a payment or receipt or any other transaction contemplated by any Senior Finance Document. However, the Core Borrowers


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                         need not pay a fine or penalty in connection with Taxes
                         or fees to the extent that it has placed the Trustee in sufficient cleared funds for the Trustee to be able to pay the Taxes or fees by the due date.

               The Trustee or Senior Creditor may debit any of these amounts to the Core Borrowers' account after asking the Core Borrowers to pay and the Core Borrowers have failed to pay the amount requested.

INDEMNITY

               12.2 The Core Borrowers indemnify the Trustee and each other
                    Senior Creditor against any liability or Loss arising from, and any Costs incurred in connection with:

                    (a) financial accommodation requested under a Senior Finance Document not being provided in accordance with the request for any reason except default of the Trustee or the Senior Creditor; or

                    (b) financial accommodation under a Senior Finance Document being repaid, discharged or made payable other than at its maturity or on an Interest Payment Date relevant to that accommodation; or

                    (c) the Trustee or any other Senior Creditor acting in connection with a Senior Finance Document in good faith on fax, electronic mail or telephone instructions purporting to originate from the offices of an Obligor or to be given by an Authorised Officer of an Obligor and which it believes to be genuine and correct; or

                    (d)  an Event of Default; or

                    (e) the Trustee or the Senior Creditor exercising or attempting to exercise a right or remedy in connection with a Senior Finance Document after an Event of Default and for so long as it subsists; or

                    (f) any indemnity the Trustee or any other Senior Creditor properly gives a Controller or an administrator of an Obligor or to the Trustee in respect of an indemnity properly given by the Trustee or the other Senior Creditor to such Controller or administrator.

ITEMS INCLUDED IN LOSS, LIABILITY AND COSTS
               12.3 The Core Borrowers agree that:

                    (a) the Costs referred to in clause 12.1 (What the Core Borrowers agree to pay) and the liability, Loss or Costs referred to in clause 12.2 (Indemnity) include in relation to clause 12.1(a), reasonable legal Costs and in relation to clause 12.1(c) and 12.2, legal Costs in accordance with any written agreement as to legal costs or, if no agreement, on whichever is the higher of a full indemnity basis or solicitor and own client basis; and


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                                                                              79
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                    (b)  the Costs referred to in clause 12.1((a)) and (c) (What the Core Borrower agrees to pay) include those paid, or that the Trustee or relevant Senior Creditor reasonably believes are payable, to persons engaged by the Trustee or a Senior Creditor in connection with the Senior Finance Documents (such as consultants); and

                    (c) Loss or liability and any Costs in any indemnity under the Senior Finance Documents may include "break costs". These may be calculated by any method the Senior Creditor reasonably chooses including by reference to any Loss it incurs because the Senior Creditor terminates arrangements it has made with others to fund (or to maintain its funding of) financial accommodation under the Senior Finance Documents.

PAYMENT OF EMPLOYEES' LOSSES
               12.4 The Core Borrowers agree to pay the Trustee or Senior
                    Creditor an amount equal to any liability or Loss and any Costs of the kind referred to in clause 12.2 (Indemnity) suffered or incurred by any employee, officer, agent or contractor of the Trustee or the Senior Creditor unless caused by that person's gross negligence.

CURRENCY CONVERSION ON JUDGMENT DEBT
               12.5 If a judgment, order or proof of debt for an amount in connection with a Senior Finance Document is expressed in a currency other than that in which the amount is due under the Senior Finance Document, then the Core Borrowers indemnify the Trustee and each Senior Creditor against:

                    (a) any difference arising from converting the other currency if the rate of exchange used by the Trustee or the Senior Creditor in accordance with the Senior Finance Documents for converting currency when it receives a payment in the other currency is less favourable to the Trustee or the Senior Creditor than the rate of exchange used for the purpose of the judgment, order or acceptance of proof of debt; and

                    (b)  the Costs of conversion.

TRUSTEE FEES
               12.6 The Core Borrowers agree to pay the Trustee a fee for acting as trustee under this deed, such fee to be of an amount and to be paid in a manner as separately agreed in writing between the Core Borrowers and the Trustee.

13       NOTICES
--------------------------------------------------------------------------------
FORM
               13.1 Unless expressly stated otherwise in the Senior Finance
                    Documents, all notices, certificates, consents, approvals, waivers and other communications in connection with a Senior Finance Document:


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                                                                              80
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                    (a)  must be in writing, signed by an Authorised Officer of the sender and marked for attention as set out in
                         schedule 5 if the recipient has notified otherwise, then marked for attention in the way last notified; and

                    (b)  must be:

                         (i)  left at the address set out in schedule 5; or

                         (ii) sent by prepaid post (airmail, if appropriate) to
                              the address set out in schedule 5; or

                         (iii) sent by fax to the fax number set out in
                              schedule 5,

                         but if the intended recipient has notified a changed postal address or fax number, then the communication must be to that address or number; and

                    (c)

                    (d) if sent by post, are taken to be received three Business Days after posting (or seven Business Days after posting if sent to or from a place outside Australia); and

                    (e) if sent by fax, are taken to be received at the time shown in the transmission report as the time that the whole fax was sent; and

                    (f) take effect from the time they are received unless a later time is specified in them provided that if the receipt is on a day which is not a Business Day or is after 4.00pm (addressee's time) it is taken to be received at 9.00am on the following Business Day.

WAIVER OF NOTICE PERIOD
               13.2 The Trustee may waive a period of notice required to be given by an Obligor under this deed.

14       CHANGE IN CREDITORS
--------------------------------------------------------------------------------
NEW SENIOR CREDITOR
               14.1 A person may only become a Senior Creditor under this deed and be entitled to receive the benefits of a Senior Creditor and be bound by the obligations of a Senior Creditor if that person has:

                    (a) executed two counterparts of a New Creditor Accession Deed in a form and executed in a manner approved by the Trustee (acting reasonably); and

                    (b) delivered the two executed counterparts of the New Creditor Accession Deed to the Trustee for execution by the Trustee; and


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                                                                              81
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                    (c)  delivered to the Trustee any other document reasonably requested by the Trustee to evidence that the New Creditor Accession Deed is enforceable against that person,

               and an Event of Default or Potential Event of Default will not occur as a result of that person becoming a Senior Creditor under this deed.

NEW JUNIOR CREDITOR
               14.2 Subject to clause 14.9, a person may only become a Junior
                    Creditor under this deed if that person has:

                    (a) agreed to accede to this deed and to receive the benefits of a Junior Creditor and be bound by the obligations of a Junior Creditor under this deed by:

                         (i) executing two counterparts of a New Creditor Accession Deed in a form and executed in a manner approved by the Trustee (acting reasonably); and

                         (ii) delivering the two executed counterparts of the
                              New Creditor Accession Deed to the Trustee for execution by the Trustee; and

                         (iii) delivering to the Trustee any other document
                              reasonably requested by the Trustee to evidence that the New Creditor Accession Deed is enforceable against that person; or

                    (b) agreed to be bound by the obligations of a Junior Creditor as if it were a party to this deed as a Junior Creditor by:

                         (i) executing (and arranging for the execution by any relevant Obligor of) three counterparts of a Deed of Subordination in a form and executed in a manner approved by the Trustee (acting reasonably); and

                         (ii) delivering the three executed counterparts of the
                              Deed of Subordination to the Trustee for execution by the Trustee; and

                         (iii) delivering to the Trustee any other document
                              reasonably requested by the Trustee to evidence that the Deed of Subordination is enforceable against that person; or

                    (c) demonstrated to the absolute satisfaction of the Trustee and in a manner approved by the Trustee that the Indebtedness owed to it by any Obligor is subordinated on substantially the same terms as Junior Debt is subordinated under this deed.

CHANGE IN SENIOR CREDITORS
               14.3 If any Senior Creditor assigns any of its rights or
                    transfers by novation any of its rights and obligations under any Finance Document (in accordance with the relevant provisions of the relevant Finance Document), it must cause


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                                                                              82
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                    the assignee or transferee to become a new Senior Creditor by:

                    (a) executing three counterparts of a New Creditor Accession Deed in a form and executed in a manner approved by the Trustee (acting reasonably); and

                    (b) delivering the three executed counterparts of the New Creditor Accession Deed to the Trustee for execution by the Trustee; and

                    (c) delivering to the Trustee any other document reasonably requested by the Trustee to evidence that the New Creditor Accession Deed is enforceable against that assignee or transferee.

CHANGE IN JUNIOR CREDITOR
               14.4 If any Junior Creditor (other than an Obligor or Texas) who is a party to this deed assigns any of its rights or transfers by novation any of its rights or obligations under any Junior Finance Document (in accordance with the relevant provisions of the relevant Junior Finance Document), then, subject to clause 14.9, it must cause the assignee or transferee to become a new Junior Creditor by:

                    (a) executing three counterparts of a New Creditor Accession Deed which is then in a form and executed in a manner approved by the Trustee (acting reasonably);

                    (b) delivering the three executed counterparts of the New Creditor Accession Deed to the Trustee for execution by the Trustee; and

                    (c) delivering to the Trustee any other document reasonably requested by the Trustee to evidence that the New Creditor Accession Deed is enforceable against that assignee or transferee.

EFFECT OF ACCESSION
               14.5 On and from the Accession Date for a New Creditor:

                    (a) the New Creditor becomes bound by this deed and receives the benefits under this deed as if it were a party to this deed;

                    (b) in the case of assignment or transfer to the New Creditor, the assigning or transferring party continues to be bound by this deed unless the Relevant Senior Debt or Relevant Junior Debt (as the case may be) is reduced to zero, in which case it is released from any further obligations under this deed; and

                    (a) each other party continues to be bound by this deed on the basis that the New Creditor is a Creditor.

AUTHORITY
               14.6 Each other party to this deed (other than any Creditor which is assigning any of its rights or transferring by novation any of its rights and obligations under any Finance Document


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                                                                              83
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                    to the New Creditor) irrevocably authorises the Trustee to execute any New Creditor Accession Deed signed by a New Creditor on its behalf.

               14.7 Each Senior Creditor irrevocably authorises the Trustee to execute any Deed of Subordination signed by a new Junior Creditor and an Obligor on its behalf.


RESTRICTION ON SENIOR CREDITORS
               14.8 Notwithstanding anything else in this deed, neither an
                    Obligor nor any Related Entity of an Obligor can accede to this deed as a Senior Creditor.

NEW JUNIOR CREDITOR - CONDITION PRECEDENT
               14.9 If it is proposed that a person become a Junior Creditor after the date of this deed, the Trustee may, as a condition precedent to that person becoming a Junior Creditor, acting reasonably request that it receive from lawyers reasonably approved by the Trustee a legal opinion in form and substance acceptable to the Trustee in connection with the enforceability of the subordination provisions of this deed against that person.

NOTICE OF CHANGE
               14.10 The Trustee may treat each Creditor (or any assignee or substitute or New Creditor of which the Trustee has actual notice) as the holder of the benefit of that Creditor's interests and subject to the Creditor's obligations under the relevant Finance Documents for all purposes, unless and until it receives notice to the contrary.

               14.11 A Creditor must promptly notify the Trustee of any
                    assignment or novation of that Creditor's rights, benefits or obligations under any Finance Document.

15       GENERAL
--------------------------------------------------------------------------------
SET-OFF
               15.1 At any time after an Event of Default and for so long as it subsists, the Trustee or a Senior Creditor may set off any amount due for payment by the Trustee or the Senior Creditor, respectively, to an Obligor against any amount due for payment by that Obligor to the Trustee or the Senior Creditor, respectively, under the Senior Finance Documents.

CERTIFICATES
               15.2 The Trustee, a Senior Creditor or a Junior Financier may
                    give an Obligor a certificate about an amount payable or other matter in connection with a Transaction Document. The certificate is sufficient evidence of the amount or other matter, unless it is proved to be incorrect.

                                                                              84
--------------------------------------------------------------------------------
PROMPT PERFORMANCE
               15.3 If this deed specifies when an Obligor agrees to perform an obligation, the Obligor agrees to perform it by the time specified. The Obligor agrees to perform all other obligations promptly.

DISCRETION IN EXERCISING RIGHTS
               15.4 The Trustee, a Senior Creditor or a Junior Financier may
                    exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless a Transaction Document expressly states otherwise.

CONSENTS
               15.5 Each Obligor agrees to comply with all conditions in any consent the Trustee, a Senior Creditor or a Junior Financier gives in connection with a Transaction Document.

PARTIAL EXERCISING OF RIGHTS
               15.6 If the Trustee, a Senior Creditor or a Junior Financier does not exercise a right or remedy fully or at a given time, the Trustee, Senior Creditor or Junior Financier can still exercise it later.

NO LIABILITY FOR LOSS
               15.7 None of the Trustee, a Senior Creditor or a Junior Financier
                    is liable for Loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right or remedy.

CONFLICT OF INTEREST
               15.8 The Trustee's or a Senior Creditor's or a Junior Financier's
                    rights and remedies under this deed may be exercised even if this involves a conflict of duty or the Trustee or the Senior Creditor or Junior Financier has a personal interest in their exercise.

REMEDIES CUMULATIVE
               15.9 The rights and remedies of the Trustee, a Senior Creditor or a Junior Financier under this deed are in addition to other rights and remedies given by law independently of this deed.

RIGHTS AND OBLIGATIONS ARE UNAFFECTED
               15.10 Rights given to the Trustee, a Senior Creditor or a Junior
                    Financier under this deed and an Obligor's liabilities under it are not affected by any law that might otherwise affect them.

INDEMNITIES
               15.11 The indemnities in this deed are continuing obligations, independent of the Obligors' other obligations under this agreement and continue after this deed ends. It is not necessary for the Trustee, a Senior Creditor or a Junior Financier to incur expense or make payment before enforcing a right of indemnity under this deed.

VARIATION AND WAIVER
               15.12 Unless this deed expressly states otherwise, a provision of this deed, or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound.

                                                                              85
--------------------------------------------------------------------------------
CONFIDENTIALITY
               15.13 The Trustee, each Senior Creditor and each Junior Financier agrees not to disclose information provided by the Obligors that is not publicly available except:

                    (a) in connection with any person exercising rights or dealing with rights or obligations under a Transaction Document (including when consulting other Senior Creditors after a Potential Event of Default or an Event of Default or in connection with preparatory steps such as negotiating with any potential assignee or potential participant of the Creditor's rights or to any ratings agency for the purposes of securitisation or other person who is considering contracting with the Creditor in connection with a Transaction Document); or

                    (b) to a person considering entering into (or who enters into) a credit swap with the Trustee or a Senior Creditor involving credit events relating to the Core Borrowers or any of their Related Entities; or

                    (c) to officers, employees, legal and other advisers and auditors of the Trustee, a Senior Creditor or a Junior Financier; or

                    (d) to any party to this agreement or any Related Entity of the Trustee, a Senior Creditor or a Junior Financier, provided the recipient agrees to act consistently with this clause 15.13; or

                    (e) with the Obligors' consent (not to be unreasonably withheld); or

                    (f) as allowed, requested or required by any law, stock exchange or regulatory authority.

               The Obligors consent to disclosures made in accordance with this clause 15.13.

FURTHER STEPS
               15.14 The Obligors agree to do anything the Trustee or a Senior
                    Creditor asks (such as obtaining consents, signing and producing documents and getting documents completed and signed) to bind the Obligors and any other person intended to be bound under the Senior Finance Documents.

INCONSISTENT LAW
               15.15 To the extent permitted by law, this deed prevails to the extent it is inconsistent with any law.

SUPERVENING LEGISLATION
               15.16 Any present or future legislation which operates to vary the obligations of the Obligors in connection with a Finance Document with the result that the Trustee's, a Senior Creditor's or a Junior Financier's rights, powers or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

                                                                              86
--------------------------------------------------------------------------------
TIME OF THE ESSENCE
               15.17 Time is of the essence in any Senior Finance Document in respect of an obligation of an Obligor to pay money.

COUNTERPARTS
               15.18 This deed may consist of a number of copies of this deed each signed by one or more parties to the deed. When taken together, the signed copies are treated as making up the one document.

SERVING DOCUMENTS
               15.19 Without preventing any other method of service, any
                    document in a court action may be served on a party by being delivered to or left at that party's address for service of notices under clause 13 (Notices). TXU Australia (LP) No. 1 Ltd and TXU Australia (LP) No. 2 Ltd irrevocably appoint TXU Australia Holdings (AGP) Pty Ltd to receive any document referred to in this clause. If, for any reason, TXU Australia Holdings (AGP) Pty Ltd ceases to be able to receive those documents, TXU Australia (LP) No. 1 Ltd and TXU Australia (LP) No. 2 Ltd must immediately appoint another person within Victoria to receive any such document and notify the Trustee.

CONSENT BY OBLIGORS
               15.20 Each Obligor unconditionally and irrevocably consents to any Subsidiary becoming an Obligor after the date of this deed by executing and delivering a New Obligor Accession Deed and agrees that any Subsidiary becoming an Obligor will not adversely affect or prejudice:

                    (a)  its obligations under any Finance Document; or

                    (b) the rights of the Creditors under any of the Finance Documents.

16       GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS
--------------------------------------------------------------------------------
               16.1 This deed is governed by the law in force in Victoria.

               16.2 Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Victoria and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

               16.3 Without preventing any other mode of service, any document in an action (including, without limitation, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 13.

EXECUTED as a deed

                                                                              87
--------------------------------------------------------------------------------
SCHEDULE 1     OBLIGORS
--------------------------------------------------------------------------------


------------------------------------------ -----------------------
NAME OF OBLIGOR                                      ACN
------------------------------------------ -----------------------
TXU Australia Holdings Pty Ltd                   086 006 859

TXU Australia Pty Ltd                            071 611 017

TXU (No. 8) Pty Ltd                              085 235 776

TXU (No. 9) Pty Ltd                              085 235 801

Westar Pty Ltd                                   086 015 036

Kinetik Energy Pty Ltd                           086 014 968

Eastern  Energy Limited                          064 651 118

TXU (No. 12) Pty Ltd                             087 307 908

TXU (No. 7) Pty Ltd                              085 235 749

Western Underground Gas Storage Pty Ltd          079 089 311

TXU Networks Pty Ltd                             075 826 881

TXU (No. 14)Pty Ltd                              076 229 519

Global Customer Solutions Pty Ltd                080 886 513

TXU Australia (Bairnsdale Power) Pty Ltd         081 074 142

TXU Australia Services Pty Ltd                   081 074 160

TXU (No. 13)  Pty Ltd                            075 826 925

------------------------------------------ -----------------------

                                                                              88
--------------------------------------------------------------------------------
SCHEDULE 2     FINANCIERS
--------------------------------------------------------------------------------

--------------------------------- -------------------- -------------------------------------------------
NAME OF FINANCIER                 ACN/ARBN             NOTICE DETAILS
--------------------------------- -------------------- -------------------------------------------------
FACILITY A FINANCIERS
--------------------------------- -------------------- -------------------------------------------------
BA Australia Limited              ACN: 004 617 341     Level 63, MLC Centre, 19-29 Martin Place,
                                                       Sydney, NSW, 2000

                                                       FAX:           (612) 9221 1023
                                                       ATTENTION:     Vice President

--------------------------------- -------------------- -------------------------------------------------
Deutsche Bank AG                  ARBN: 064 164 162    Level 23
                                                       333 Collins Street
and                                                    Melbourne  Vic   3000

Deutsche Australia Limited        ACN: 006 385 593     FAX:           (613) 9270 4451
                                                       ATTENTION:     Manager, Loans Administration

--------------------------------- -------------------- -------------------------------------------------
National Australia Bank Limited   ACN: 004 044 937     Level 2
                                                       271 Collins Street
                                                       Melbourne  Vic   3000

                                                       FAX:           (613) 9659 6927
                                                       ATTENTION:     Ms Chris Kunaratnam

--------------------------------- -------------------- -------------------------------------------------
The Toronto-Dominion Bank         ARBN: 082 818 175    Level 36
                                                       385 Bourke Street
                                                       Melbourne  Vic   3000

                                                       FAX:           (613) 9670 3779
                                                       ATTENTION:     Manager, Credit Administration

--------------------------------- -------------------- -------------------------------------------------
Paribas Group Australia Limited   ACN: 002 174 843     Level 11
                                                       3 Spring Street
                                                       Sydney  NSW   2000

                                                       FAX:           (02) 9241 5363
                                                       ATTENTION:     Relationship Manager


--------------------------------- -------------------- -------------------------------------------------
Commonwealth Bank of Australia    ACN: 123 123 124     Level 12
                                                       385 Bourke Street
                                                       Melbourne  Vic   3000

                                                       FAX:           (03) 9675 7288
                                                       ATTENTION:     John Batchelor

--------------------------------- -------------------- -------------------------------------------------




                                                                              89
--------------------------------- -------------------- -------------------------------------------------
Australia and New Zealand         ACN:  005 357 522    Level 17
Banking Group Limited                                  530 Collins Street
                                                       Melbourne  Vic  3000

                                                       FAX:           (03) 9273 3591
                                                       ATTENTION:     Mr Peter Ryan


--------------------------------- -------------------- -------------------------------------------------
Westdeutsche Landesbank           ARBN:  076 170 039   Level 29
Girozentrale                                           60 Margaret Street
                                                       Sydney   NSW   2000

                                                       FAX:           (02) 9777 8028
                                                       ATTENTION:     Terreene Bates

--------------------------------- -------------------- -------------------------------------------------
Bayerische Hypo-Und                                    1 Finlayson Green, #17-01
Vereinsbank AG, Singapore                              Singapore, 049246
Branch
                                                       FAX:           0015 65 230 0824
                                                       ATTENTION:     Mr Saw Shaw Sheng

--------------------------------- -------------------- -------------------------------------------------
Credit Agricole Indosuez          ACN:  002 540 409    Level 30
Australia Limited                                      201 Kent Street
                                                       Sydney  NSW  2000

                                                       FAX:           (02) 9252 4691
                                                       ATTENTION:     Lily Miu/Mun Lum

--------------------------------- -------------------- -------------------------------------------------
The Royal Bank of Scotland plc                         Six Battery Road #27-01
                                                       Singapore 049909

                                                       FAX:           0011 65 324 2691
                                                       ATTENTION:     Jerry Chum

--------------------------------- -------------------- -------------------------------------------------
United Overseas Bank Limited      ARBN: 060 785 284    Level 9, 32 Martin Place
                                                       Sydney  NSW   2000

                                                       FAX:           (02)  9221 1541
                                                       ATTENTION:     Kevin Yung

--------------------------------- -------------------- -------------------------------------------------
IBJ Australia Bank Limited        ACN:  009 150 109    Level 21
                                                       52 Martin Place
                                                       Sydney  NSW  2000

                                                       FAX:           (02) 9377 8884
                                                       ATTENTION:     Tim Kapadia/Greg Atkin

--------------------------------- -------------------- -------------------------------------------------
Bankgesellschaft Berlin AG                             No. 1 Crown Court Cheapside
                                                       London EC2V 6LR

                                                       FAX:           0015 44 207 572 9326
                                                       ATTENTION:     Birgit Leischner/Langhlan Waterson

--------------------------------- -------------------- -------------------------------------------------




                                                                              90
--------------------------------- -------------------- -------------------------------------------------
ABN AMRO Bank N.V.,               ARBN:   079 478 612  Level 27, 367 Collins Street
Australian Branch                                      Melbourne  Vic   3000

and                                                    FAX:           (03) 9612 1600
                                                       ATTENTION:     David Heathcote
ABN AMRO Australia Limited        ACN:  000 862 797

--------------------------------- -------------------- -------------------------------------------------
National Australia Asset          ACN:  062 806 884    Level 3 South, 271 Collins Street
Management Limited                                     Melbourne  Vic   3000

                                                       FAX:           (03) 9205 3440
                                                       ATTENTION:     Chris Kunaratnam/Randal
                                                                      Paterson/Laura Crothers

--------------------------------- -------------------- -------------------------------------------------
Commerzbank                                            8 Shenton Way #42 - 01
Aktiengesellschaft, Singapore                          Temasek Tower, Singapore 068811
Branch
                                                       FAX:           0011 65 226 2792
                                                       ATTENTION:     Phillip Ong/Mark Ruccker

--------------------------------- -------------------- -------------------------------------------------
Westpac Banking Corporation       ARBN:  007 457 141   Level 9
                                                       360 Collins Street
                                                       Melbourne  Vic   3000

                                                       FAX:           (03) 9670 5013
                                                       ATTENTION:     Colin Butson

--------------------------------- -------------------- -------------------------------------------------
FACILITY B FINANCIERS
--------------------------------- -------------------- -------------------------------------------------
National Australia Bank Limited   ACN: 004 044 937     Level 3 South
                                                       271 Collins Street
                                                       Melbourne  Vic   3000

                                                       FAX:           (613) 9659 6927
                                                       ATTENTION:     Ms Chris Kunaratnam

--------------------------------- -------------------- -------------------------------------------------
The Toronto-Dominion Bank         ARBN: 082 818 175    Level 36
                                                       385 Bourke Street
                                                       Melbourne  Vic   3000

                                                       FAX:           (613) 9670 3779
                                                       ATTENTION:     Manager, Credit Administration

--------------------------------- -------------------- -------------------------------------------------
IBJ Australia Bank Limited        ACN: 009 150 109     Level 21
                                                       52 Martin Place
                                                       Sydney  NSW   2000

                                                       FAX:           (02) 9377 8884
                                                       ATTENTION:     Mr Robert Hutchfield, Head of
                                                                      Corporate & Project Finance

--------------------------------- -------------------- -------------------------------------------------




                                                                              91
--------------------------------- -------------------- -------------------------------------------------
Commonwealth Bank of Australia    ACN: 123 123 124     Level 12
                                                       385 Bourke Street
                                                       Melbourne  Vic   3000

                                                       FAX:           (03) 9675 7288
                                                       ATTENTION:     Mr John Batchelor, Vice
                                                                      President - Business Development

--------------------------------- -------------------- -------------------------------------------------
Australia and New Zealand         ACN:  005 357 522    Level 17
Banking Group Limited                                  530 Collins Street
                                                       Melbourne  Vic  3000

                                                       FAX:           (03) 9273 3591
                                                       ATTENTION:     Mr Peter Ryan

--------------------------------- -------------------- -------------------------------------------------
Tokai Australia Finance           ACN:  002 933 557    Level 19
Corporation Limited                                    52 Martin Place
                                                       Sydney   NSW   2000

                                                       FAX:           (02) 9221 1775
                                                       ATTENTION:     Mr Florian Wieser, Chief
                                                                      Manager - Corporate Banking

--------------------------------- -------------------- -------------------------------------------------
Bank of Tokyo - Mitsubishi        ACN:  008 606 273    Level 18
(Australia) Limited                                    600 Bourke Street
                                                       Melbourne  Vic  3000

                                                       FAX:           (03) 9600 0920
                                                       ATTENTION:     Mr Robert MacIsaac

--------------------------------- -------------------- -------------------------------------------------
Morgan Guaranty Trust Company     ARBN:  065 326 356   Level 25
of New York                                            333 Collins Street
                                                       Melbourne  Vic  3000

                                                       FAX:           (03) 9623 8346
                                                       ATTENTION:     Mr Wesley Kimathi Marangu

--------------------------------- -------------------- -------------------------------------------------
SG Australia Custodian Company    ACN:  009 573 880    Level 20
Pty Ltd as trustee of the                              101 Collins Street
Asset - 1 ENE sub-trust                                Melbourne  Vic  3000

                                                       FAX:           (03) 9654 6590
                                                       ATTENTION:     Mr Anthony Jenkins

--------------------------------- -------------------- -------------------------------------------------
UBS Australia Limited             ACN:  003 059 461    Level 25
                                                       1 Farrer Place
                                                       Sydney  NSW  2000

                                                       FAX:           (02) 9324 3170
                                                       ATTENTION:     Ms Justine Shearer, Associate
                                                                      Director

--------------------------------- -------------------- -------------------------------------------------




                                                                              92
--------------------------------- -------------------- -------------------------------------------------
Westpac Banking Corporation       ARBN:  007 457 141   Level 9
                                                       360 Collins Street
                                                       Melbourne  Vic   3000

                                                       FAX:           (03) 9670 4875
                                                       ATTENTION:     Manager, Utilities

--------------------------------- -------------------- -------------------------------------------------
BA Australia Limited              ACN:  004 617 641    Level 63
                                                       MLC Centre
                                                       19-29 Martin Place
                                                       Sydney  NSW   2000

                                                       FAX:           (02) 9211 1023
                                                       ATTENTION:     Vice President  - Project
                                                                      Finance

--------------------------------- -------------------- -------------------------------------------------
FACILITY C FINANCIERS
--------------------------------- -------------------- -------------------------------------------------
National Australia Bank Limited   ACN: 004 044 937     Level 2
                                                       271 Collins Street
                                                       Melbourne  Vic   3000

                                                       FAX:           (613) 9659 6927
                                                       ATTENTION:     Ms Chris Kunaratnam

--------------------------------- -------------------- -------------------------------------------------
Westpac Banking Corporation       ARBN:  007 457 141   Level 9
                                                       360 Collins Street
                                                       Melbourne  Vic   3000

                                                       FAX:           (03) 9670 5013
                                                       ATTENTION:     Colin Butson

--------------------------------- -------------------- -------------------------------------------------
Australia and New Zealand         ACN:  005 357 522    Level 17
Banking Group Limited                                  530 Collins Street
                                                       Melbourne  Vic  3000

                                                       FAX:           (03) 9273 3591
                                                       ATTENTION:     Mr Peter Ryan

--------------------------------- -------------------- -------------------------------------------------
FACILITY D FINANCIERS
--------------------------------- -------------------- -------------------------------------------------
The Chase Manhattan Bank          ARBN:  074 112 011   Level 37
                                                       530 Collins Street
                                                       Melbourne  Vic  3000

                                                       FAX:           (03) 9612 3222
                                                       ATTENTION:     Mr John Dixon

--------------------------------- -------------------- -------------------------------------------------
Commonwealth Bank of Australia    ACN: 123 123 124     Level 12
                                                       385 Bourke Street
                                                       Melbourne  Vic   3000

                                                       FAX:           (03) 9675 7288
                                                       ATTENTION:     Bill Thomson

--------------------------------- -------------------- -------------------------------------------------




                                                                              93
--------------------------------- -------------------- -------------------------------------------------
FACILITY E FINANCIERS
--------------------------------- -------------------- -------------------------------------------------
National Australia Bank Limited   ACN: 004 044 937     Level 2
                                                       271 Collins Street
                                                       Melbourne  Vic   3000

                                                       FAX:           (613) 9659 6927
                                                       ATTENTION:     Ms Chris Kunaratnam

--------------------------------- -------------------- -------------------------------------------------
Westpac Banking Corporation       ARBN:  007 457 141   Level 9
                                                       360 Collins Street
                                                       Melbourne  Vic   3000

                                                       FAX:           (03) 9670 5013
                                                       ATTENTION:     Colin Butson

--------------------------------- -------------------- -------------------------------------------------

                                                                              94
--------------------------------------------------------------------------------
SCHEDULE 3                 HEDGE COUNTERPARTIES
--------------------------------------------------------------------------------

---------------------------------- ------------------- -------------------------------------------------
NAME OF HEDGE COUNTERPARTY         ACN/ARBN            NOTICE DETAILS
---------------------------------- ------------------- -------------------------------------------------
Bank of America, National          ARBN: 064 874 531   Level 63, MLC Centre, 19-29 Martin Place,
Association                                            Sydney, NSW, 2000

                                                       FAX:           (612) 9221 1023
                                                       ATTENTION:     Vice President

---------------------------------- ------------------- -------------------------------------------------
Deutsche Bank AG                   ARBN: 064 164 162   Level 23
                                                       333 Collins Street
                                                       Melbourne  Vic   3000

                                                       FAX:           (613) 9270 4451
                                                       ATTENTION:     Manager, Loans Administration

---------------------------------- ------------------- -------------------------------------------------
National Australia Bank Limited    ACN: 004 044 937    Level 2
                                                       271 Collins Street
                                                       Melbourne  Vic   3000

                                                       FAX:           (613) 9659 6927
                                                       ATTENTION:     Ms Chris Kunaratnam

---------------------------------- ------------------- -------------------------------------------------
SG Australia Limited               ACN:  002 093 021   Level 20
                                                       101 Collins Street
                                                       Melbourne  Vic  3000

                                                       FAX:           (03) 9654 6590
                                                       ATTENTION:     Mr Anthony Jenkins

---------------------------------- ------------------- -------------------------------------------------
The Toronto-Dominion Bank          ARBN: 082 818 175   Level 36
                                                       385 Bourke Street
                                                       Melbourne  Vic   3000

                                                       FAX:           (613) 9670 3779
                                                       ATTENTION:     Manager, Credit Administration

---------------------------------- ------------------- -------------------------------------------------
Westpac Banking Corporation        ARBN:  007 457 141  Level 9
                                                       360 Collins Street
                                                       Melbourne  Vic   3000

                                                       FAX:           (03) 9670 5013
                                                       ATTENTION:     Colin Butson

---------------------------------- ------------------- -------------------------------------------------
Citibank, N.A.                     ARBN: 072 814 058   Level 26
                                                       101 Collins Street
                                                       Melbourne  Vic   3000

                                                       FAX:           (03) 9653 7301
                                                       ATTENTION:     John Bowes

---------------------------------- ------------------- -------------------------------------------------




                                                                              95
---------------------------------- ------------------- -------------------------------------------------
NAME OF HEDGE COUNTERPARTY         ACN/ARBN            NOTICE DETAILS
---------------------------------- ------------------- -------------------------------------------------
Australia and New Zealand Banking  ACN:  005 357 522   Level 17
Group Limited                                          530 Collins Street
                                                       Melbourne  Vic  3000

                                                       FAX:           (03) 9273 3591
                                                       ATTENTION:     Mr Peter Ryan


---------------------------------- ------------------- -------------------------------------------------

                                                                              96
--------------------------------------------------------------------------------
SCHEDULE 4     NEW CREDITOR ACCESSION DEED
--------------------------------------------------------------------------------

DEED dated

BETWEEN:

[                 ] (the ("NEW CREDITOR"); and

[[* if assignment or novation][              ] (the ("RETIRING CREDITOR"); and]

[                 ] (the ("TRUSTEE") for itself and on behalf of the other
parties to the Deed of Common Terms.

DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         In this deed, " Deed of Common Terms" means the deed of common terms dated 24 February 1999 between the Trustee and others. Terms defined in the Deed of Common Terms have the same meaning in this deed.

1.2      INTERPRETATION

         Clause 1.2 of the Deed of Common Terms applies to this deed.

2.       ACCESSION AND RELEASE

2.1 [[* if New Creditor by assignment or novation]With effect from and including [the date of this deed/other date as appropriate]:

          (a) the New Creditor assumes the obligations and acquires the rights of the Retiring Creditor [or specify portion of rights acquired] under the Deed of Common Terms and each [Senior/Junior] Finance Document, as a [Senior/Junior] Creditor;

          (b) each other party to the Deed of Common Terms and each [Senior/Junior] Finance Document acquires corresponding rights against and assumes corresponding obligations towards the New Creditor; and

          (c) the Retiring Creditor is released from its obligations [or specify portion of obligations] under the Deed of Common Terms but without prejudice to any existing liability).]

2.2 [[* If New Creditor not by assignment or novation] With effect from and including [the date of this deed/other date as appropriate]:

          (a) the New Creditor assumes the obligations and acquires the rights of a [Senior/Junior] Creditor under the Deed of Common Terms; and

          (b) each other party to the Deed of Common Terms and each [Senior/Junior] Finance Document acquires corresponding rights against and assumes corresponding obligations towards the New Creditor.]

2.3 This deed and [nominate any other document] is a [Senior/Junior] Finance Document and the New Creditor is a [Senior Creditor/Junior Creditor] for the purposes of the Deed of Common Terms.

                                                                              97
--------------------------------------------------------------------------------
3.       NOTICES

         For the purpose of the [Senior/Junior] Finance Documents, the address for correspondence of the New Creditor is the address set out below: [ ]

4.       LAW
         This deed is governed by the laws of the Victoria.

5.       ATTORNEYS
         Each attorney executing this certificate states that he or she has no notice of revocation or suspension of his or her power of attorney.

EXECUTED as a deed.

[Execution provisions]

                                                                              98
--------------------------------------------------------------------------------
SCHEDULE 5     NOTICES
--------------------------------------------------------------------------------
CORE BORROWERS AND OBLIGORS                  TEXAS

Address:   Level 49                          Address:   Energy Plaza
           525 Collins Street                           1601 Bryan Street
           Melbourne  Vic  3000                         Dallas, Texas 75201
                                                        United States of America
Fax:       9629 8292
                                             Fax:       (214) 812 2488
Attention: Managing Director                 Attention:


BA AUSTRALIA LIMITED                         CITIBANK, N.A.

Address:   Level 63                          Address:   Level 26
           MLC Centre                                   101 Collins Street
           19-29 Martin Place                           Melbourne  Vic   3000
           Sydney  NSW   2000
                                             Fax:       9653 7301
Fax:       (02) 9211 1023
                                             Attention: Mr John Bowes
Attention: Vice President - Project Finance


WESTPAC BANKING CORPORATION                FACILITY A AGENT AND FACILITY B AGENT

Address:   Level 9                           Address: Level 2
           360 Collins Street                           271 Collins Street
           Melbourne  Vic   3000                        Melbourne  Vic   3000

Fax:       9670 4875                         Fax:       9659 6927
                                             Tel:       9659 6755
Attention: Manager Utilities                 Attention: Head of Agency

TRUSTEE

Address:   Level 2
           271 Collins Street
           Melbourne  Vic   3000

Fax:       9659 6927
Tel:       9659 6755
Attention: Head of Agency

                                                                              99
--------------------------------------------------------------------------------
FACILITY D AGENT                             FINANCIERS

Address:   Level 35                          As set out in schedule 2
           AAP Center
           259 George Street
           Sydney  NSW   2000

Fax:       (02) 9251 3371

Attention: Yvonne Blunt

HEDGE COUNTERPARTIES

As set out in schedule 3

                                                                             100
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SCHEDULE 6 - DEED OF SUBORDINATION
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DATED:

PARTIES:                 [          ] ("SUBORDINATED CREDITOR")

                         [          ] ("OBLIGOR")

                         [          ] ("TRUSTEE") for itself and on behalf of
                         the Senior Creditors under the Deed of Common Terms


1        DEFINITIONS AND INTERPRETATION
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DEFINITIONS
               1.1 In this deed, the following words have these meanings unless the contrary intention appears:

               DEED OF COMMON TERMS means the deed of common terms dated 24 February 1999 between the Trustee and others.

               SUBORDINATED DEBT means any amount actually or contingently owing by the Obligor to the Subordinated Creditor [under or in connection with the Subordinated Debt Documents].

               SUBORDINATED DEBT DOCUMENTS means [specify details of subordinated debt documents].

               1.2 Terms defined in the Deed of Common Terms have the same meaning in this deed.

INTERPRETATION
               1.3  Clause 1.2 of the Deed of Common Terms applies to this deed.

2        SUBORDINATION
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               2.1  With effect from and including the [date of this deed]:

                    (a) the Subordinated Creditor and Obligor agree with the Trustee that the Subordinated Debt is subordinated to the Senior Debt in the same manner as Junior Debt is subordinated to the Senior Debt in accordance with the Deed of Common Terms and as if references in the Deed of Common Terms to:

                         (i) Junior Creditor included a reference to the Subordinated Creditor;

                         (ii) Junior Debt included a reference to the
                              Subordinated Debt; and

                         (iii) Junior Finance Documents included a reference to
                              the Subordinated Debt Documents; and


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                    (b)  the Subordinated Creditor agrees to be bound by, and to assume the obligations of a Junior Creditor as if it were a party to the Deed of Common Terms; and

                    (c) the Subordinated Creditor acknowledges that the Trustee on its own behalf and on behalf of the Senior Creditors acquires corresponding rights against the Subordinated Creditor as if were a party to the Deed of Common Terms.

               2.2 The subordination of the Subordinated Debt is intended to operate as a "debt subordination" (as defined in section 563C(2) of the Corporations Law) by the Subordinated Creditor.

3        LAWS
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               This deed is governed by the law in force in Victoria.

EXECUTED as a deed.


[Execution clauses]


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SCHEDULE 7     NEW OBLIGOR ACCESSION DEED
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DEED dated

BETWEEN:

          [*] [(ACN [*])] (the "NEW OBLIGOR"); and

          [*] (the "TRUSTEE") for itself and on behalf of the other parties to the Deed of Common Terms.

OPERATIVE PROVISIONS:

1.     DEFINITIONS AND INTERPRETATION

1.1    DEFINITIONS

       In this deed "Deed of Common Terms" means the deed of common terms dated [*] between [ ], the Trustee and others.

       Definitions in the Deed of Common Terms apply in this deed.

1.2    INTERPRETATION

       Clause 1.2 of the Deed of Common Terms applies to this deed.

2.     ACCESSION

       With effect from and including the [date of this deed]:

       (a) the New Obligor assumes the obligations and acquire the rights of Obligor under the Deed of Common Terms;

       (b) each other party to the Deed of Common Terms acquires corresponding rights against and assumes corresponding obligations towards the New Obligor as an Obligor: and

       (c) the New Obligor represents and warrants to and for the benefit of each Senior Creditor each of the representations and warranties in clause 5.1 of the Deed of Common Terms.

3.     NOTICES

       For the purpose of the Finance Documents, the address for correspondence of the New Obligor is the address set out below: [ ]

4.     LAW

       This deed is governed by the laws of Victoria.

4.     ATTORNEYS

       Each attorney executing this deed states that he or she has no notice of revocation or suspension of his or her power of attorney.

[Execution provisions]


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EXECUTION PAGE
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